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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Amicus Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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April 28, 2017

Dear Stockholder:

        We are pleased to invite you to attend our 2017 Annual Meeting of Stockholders to be held at the offices of Amicus Therapeutics, Inc., located at 1 Cedar Brook Drive, Cranbury, New Jersey 08512 on Tuesday, June 13, 2017, at 9:00 a.m. Eastern Daylight Time.

        Enclosed are the following:

  •
  Our Notice of Annual Meeting of Stockholders and Proxy Statement for 2017;

  •
  Our Annual Report on Form 10-K for 2016; and

  •
  A proxy card with a return envelope to record your vote.

        The accompanying notice of the 2017 Annual Meeting and Proxy Statement describe the business we will conduct at the meeting and provide information about Amicus Therapeutics, Inc. that you should consider when you vote your shares.

        Your vote is important. When you have finished reading the Proxy Statement, please promptly vote your shares by marking, signing, dating and returning the proxy card in the enclosed envelope or vote via telephone or Internet according to the instructions in the Proxy Statement. If you attend the Annual Meeting, you may vote your shares in person even though you have previously voted by proxy if you follow the instructions in the Proxy Statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend in person.

Sincerely,

John F. Crowley
 Chairman and Chief Executive Officer

April 28, 2017

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

        The 2017 Annual Meeting of Stockholders of Amicus Therapeutics, Inc. will be held at the offices of Amicus Therapeutics, Inc., located at 1 Cedar Brook Drive, Cranbury, New Jersey 08512 on Tuesday, June 13, 2017 at 9:00 a.m. Eastern Daylight Time. The purpose of this meeting is to vote on the following:

  1.
  Elect two Class I directors as nominated by the Board of Directors each to serve a three-year term expiring at the 2020 Annual Meeting or until their respective successors have been elected;

  2.
  Ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017;

  3.
  Approve, on an advisory basis, the Company's executive compensation;

  4.
  Approve, on an advisory basis, the frequency of the vote on executive compensation; and

  5.
  Consider and act upon any other business that is properly presented at the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the 2017 Annual Meeting is April 17, 2017. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or any adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS:
Ellen Rosenberg General Counsel and Corporate Secretary

Cranbury, New Jersey
April 28, 2017

        You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy card or vote by telephone or the Internet as instructed in the accompanying materials as promptly as possible in order to ensure your representation at the meeting. You can revoke a proxy at any time prior to its exercise by following the instructions in the Proxy Statement. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must provide a valid proxy issued in your name from that record holder.

AMICUS THERAPEUTICS, INC.

1 Cedar Brook Drive, Cranbury, New Jersey 08512
(609) 662-2000

PROXY STATEMENT FOR THE AMICUS THERAPEUTICS, INC.
2017 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

JUNE 13, 2017

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did You Send Me this Proxy Statement?

        We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors (the "Board") of Amicus Therapeutics, Inc. (sometimes referred to as "we," "us," "our," "Amicus" or the "Company") is soliciting your proxy to vote at the 2017 Annual Meeting of Stockholders (the "Annual Meeting") and any adjournments of the meeting to be held at the offices of Amicus Therapeutics, Inc., located at 1 Cedar Brook Drive, Cranbury, New Jersey 08512 on Tuesday, June 13, 2017 at 9:00 a.m. Eastern Daylight Time. This Proxy Statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. You do not need to attend the Annual Meeting to vote your shares. Instead you may simply complete, date, sign and return the enclosed proxy card, or follow the instructions on the enclosed proxy card to submit your proxy by telephone or on the Internet.

        We intend to mail this Proxy Statement, our 2016 Annual Report on Form 10-K, as amended, the attached Notice of Annual Meeting and the enclosed proxy card to all stockholders entitled to vote at the Annual Meeting on or about April 29, 2017.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING TO BE HELD ON JUNE 13, 2017.

THE PROXY STATEMENT AND FORM OF PROXY FOR OUR 2017 ANNUAL MEETING
OF STOCKHOLDERS AND OUR ANNUAL REPORT ON FORM 10-K FOR THE
YEAR ENDED DECEMBER 31, 2016 ARE AVAILABLE AT:
www.sec.gov, through the Investor Relations section of our web site at www.amicusrx.com or at
http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=15417.

Who Can Vote?

        Only stockholders of record at the close of business on April 17, 2017 are entitled to vote at the Annual Meeting. On this record date, there were 142,829,530 shares of our common stock ("Common Stock") outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. The Common Stock is our only outstanding class of voting stock.

  Stockholder of Record: Shares Registered in Your Name

        If, on April 17, 2017, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or follow the instructions on the proxy card to submit your vote by telephone or Internet to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If, on April 17, 2017, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. A number of brokers and banks enable beneficial owners to give voting instructions via telephone or the Internet. Please refer to the voting instructions provided by your bank or broker.

        You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you provide a valid proxy from your broker, bank or other custodian.

What am I voting on?

        There are four matters scheduled for a vote:

  •
  Elect two Class I directors;

  •
  Ratify of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016;

  •
  Approval, on an advisory basis, of the Company's executive compensation; and

  •
  Approve, on an advisory basis, the frequency of the vote on executive compensation.

How Do I Vote?

        Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the Annual Meeting.

        Stockholder of Record:    If your shares are registered directly in your name, you may vote:

  •
  By mail.  Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board.

  •
  In person at the meeting.  If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

  •
  By telephone.  You may vote over the telephone by calling toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from outside the United States and follow the recorded instructions. Please have your proxy card available when you call. Your vote must be received by 11:59 p.m. Eastern Daylight Time on June 12, 2017 to be counted.

  •
  Internet.  You may vote via the Internet by going to www.voteproxy.com and follow the on-screen instructions. Please have your proxy card available when you access the web page. Your vote must be received by 11:59 p.m. Eastern Daylight Time on June 12, 2017 to be counted.

        Beneficial Owner:    If your shares are held in "street name" (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

  •
  By mail.  You will receive instructions from your broker or other nominee explaining how to vote your shares.

  •
  In person at the meeting.  Contact the broker or other nominee who holds your shares to obtain a broker's proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy card from your broker.

How Many Votes do I have?

        Each share of Common Stock that you own as of April 17, 2017, entitles you to one vote on each matter to be voted on at the Annual Meeting.

Will My Shares be Voted if I Do Not Return My Proxy Card?

        If your shares are registered in your name, they will not be voted if you do not return your proxy card by mail or vote at the meeting as described above under "How Do I Vote?" If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under "How Do I Vote?," the bank, broker or other nominee has the authority to vote your unvoted shares only for Proposal 2. The broker, bank or other nominee will not be permitted to vote on the other Proposals without your voting instructions. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a "broker non-vote".

May I Revoke My Proxy?

        If you give a proxy, you may revoke it at any time before the Annual Meeting. You may revoke your proxy in any one of the following ways:

  •
  signing a new proxy card and submitting it as instructed above;

  •
  notifying the Company's Secretary in writing before the Annual Meeting that you have revoked your proxy; or

  •
  attending the meeting in person and voting in person if you are a stockholder of record. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

What if I Receive More Than One Proxy Card?

        You may receive more than one proxy card or voting instruction form if you hold shares of our Common Stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under "How Do I Vote?" for each account to ensure that all of your shares are voted.

How Does the Board of Directors Recommend That I Vote on the Proposals?

        The Board recommends that you vote as follows:

  •
  "FOR" the election of the nominees for director;

  •
  "FOR" ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016;

  •
  "FOR" the approval of the compensation of our named executive officers; and

  •
  "FOR" the approval of the frequency of the vote on executive compensation.

        If any other matter is properly presented, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his best judgment. At the time this Proxy Statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	The nominees for director who receive the most votes (also known as a "plurality" of the votes) will be elected. Abstentions are not counted as voting on the matter for purposes of electing directors. You may vote FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms do not have authority to vote customers' unvoted shares held by the firms in street name for the election of directors. These broker non-votes will have no effect on the results of this vote.
Proposal 2: Ratify Selection of Independent Registered Public Accounting Firm
The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter is required to ratify the selection of our independent registered public accounting firm. Abstentions will have the effect of a vote against this proposal. Brokerage firms have authority to vote customers' unvoted shares held by the firms in street name on this proposal. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, our Board believes it is advisable to give stockholders the opportunity to ratify this selection. If our stockholders do not ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, the Audit Committee of our Board will reconsider its selection.
Proposal 3: Approval, on an Advisory Basis, of Executive Compensation
The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter is required to adopt this resolution. Abstentions will have the effect of a vote against this proposal. Brokerage firms do not have authority to vote customers' unvoted shares held by the firms in street name for this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. This advisory vote on executive compensation is not binding on our Board. However, the Board will take into account the result of the vote when determining future executive compensation arrangements.

Proposal 4: Approval, on an Advisory Basis, of Frequency of the Vote on Executive Compensation	The frequency receiving the highest number of votes from the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter will be considered the frequency preferred by the stockholders, even if that alternative does not receive the support of a majority of the shares present and entitled to vote. Abstentions will have no effect on this proposal. Brokerage firms do not have authority to vote customers' unvoted shares held by the firms in street name for this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. This advisory vote on frequency of the vote on executive compensation is not binding on our Board. However, the Board will take into account the result of the vote when determining future voting frequency.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count "For" and "Withhold" and (with respect to proposals other than the election of directors) "Against" votes, abstentions and broker non-votes. Shares represented by abstentions and broker non- votes will be counted in determining whether there is a quorum for the Annual Meeting. Abstentions will have no effect on Proposal 1 but will have the effect of a vote against Proposal 2, 3, and 4. Broker non-votes will not be counted towards the vote total for any proposal.

Who Will Pay the Costs of Soliciting these Proxies and How Are They Being Solicited?

        We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Meeting?

        The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of our Common Stock is necessary to constitute a quorum at the meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions and broker non-votes are counted for purposes of determining whether a quorum exists.

How can I find out the results of the voting at the Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K within four business days after the Annual Meeting.

When are stockholder proposals due for next year's Annual Meeting?

        If you wish to submit a proposal to be considered for inclusion in next year's proxy materials or nominate a director, your proposal must be in proper form according to Securities and Exchange Commission ("SEC") Regulation 14A, Rule 14a8 and received by the Secretary of the Company no later than December 29, 2017. Proposals received after that date will not be included in the proxy materials we send out in connection with the 2018 Annual Meeting of Stockholders. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. To be timely in accordance with our Restated By-laws, stockholder notice of any such proposal must be received by us not earlier than November 29, 2017 and not later than December 29, 2017; provided, however, that in the event that the date of the 2018 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary date of the 2017 Annual Meeting of Stockholders, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 90th day prior to the 2018 Annual Meeting of Stockholders and not later than the close of business on the later of the 60th day prior to the 2018 Annual Meeting of Stockholders or the 10th day following the day on which we make a public announcement of the 2018 Annual Meeting of Stockholders. All stockholder proposals should be marked for the attention of General Counsel and Corporate Secretary, c/o Amicus Therapeutics, Inc., 1 Cedar Brook Drive, Cranbury, New Jersey 08512.

Attending the Annual Meeting

        The Annual Meeting will be held at the offices of Amicus Therapeutics, Inc., located at 1 Cedar Brook Drive, Cranbury, New Jersey 08512 on Tuesday, June 13, 2017 at 9:00 a.m. Eastern Daylight Time. When you arrive at Amicus, signs will direct you to the appropriate meeting rooms. You are not required to attend the Annual Meeting in order to vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of March 31, 2017 for (a) the executive officers named in the Summary Compensation Table contained in this Proxy Statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our Common Stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities.

        We deem shares of Common Stock that may be acquired by an individual or group within 60 days of March 31, 2017 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of Common Stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 142,829,530 shares of Common Stock outstanding on March 31, 2017.

        Unless otherwise indicated below, the address of each of the individuals named below is: c/o Amicus Therapeutics, Inc., 1 Cedar Brook Drive, Cranbury, NJ 08512.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Of Shares Beneficially Owned
5% Stockholders
Entities affiliated with FMR LLC(1)	21,348,929	14.9%
245 Summer Street
Boston, MA 02210
Entities affiliated with Perceptive Advisors LLC(2)	17,296,672	12.1%
499 Park Avenue, 25th Floor
New York, NY 10022
Entities affiliated with Redmile Group, LLC(3)	14,391,130	9.9%
One Letterman Drive, Bldg. D, Suite D3-700
San Francisco, CA 94129
Entities affiliated with Black Rock Inc.(4)	11,983,911	8.4%
55 East 52nd Street
New York, NY 10055
Entities affiliated with Prudential Financial, Inc.(5)	9,880,410	6.9%
466 Lexington Avenue
New York, NY 10017
Entities affiliated with Vanguard Group(6)	8,333,811	5.8%
100 Vanguard Blvd.
Malvern, PA 19355
Entities affiliated with Morgan Stanley(7)	7,199,838	5.0%
1585 Broadway
New York, NY 10036

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Of Shares Beneficially Owned
Named Executive Officers and Directors
John F. Crowley(8)	1,776,525	1.2%
William D. Baird III(9)	569,063	*
Bradley L. Campbell(10)	772,020	*
Jay Barth, M.D.(11)	294,744	*
Hung Do, Ph. D.(12)	593,027	*
Donald J. Hayden, Jr.(13)	120,000	*
Glenn P. Sblendorio(14)	76,933	*
Michael G. Raab(15)	105,000	*
Margaret G. McGlynn, R.Ph.(16)	125,000	*
Ted W. Love, M.D.(17)	222,000	*
Robert Essner(18)	80,000	*
Craig Wheeler	—	*
All directors and executive officers as a group (15 persons)(19)	5,036,293	3.4%

*
Represents beneficial ownership of less than one percent of our outstanding Common Stock.

(1)
This information is provided in reliance upon information included in a Schedule 13G/A filed with the SEC on February 14, 2017 by FMR LLC.

(2)
This information is provided in reliance upon information included in a Schedule 13G/A filed with the SEC on February 14, 2017 by Perceptive Advisors LLC.

(3)
This information is provided in reliance upon information included in a Schedule 13G filed with the SEC on February 14, 2017 by Redmile Group LLC.

(4)
This information is provided in reliance upon information included in a Schedule 13G/A filed with the SEC on January 19, 2017 by Blackrock Inc.

(5)
This information is provided in reliance upon information included in a Schedule 13G filed with the SEC on January 30, 2017 by Prudential Financial, Inc.

(6)
This information is provided in reliance upon information included in a Schedule 13G filed with the SEC on February 9, 2017 by Vanguard Group.

(7)
This information is provided in reliance upon information included in a Schedule 13G filed with the SEC on March 13, 2017 by Morgan Stanley.

(8)
Consists of 1,619,938 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2017, 91,692 shares held directly by Mr. Crowley and 64,895 shares held by a trust f/b/o Mr. Crowley. Excludes shares issuable upon the exercise of stock options that are first exercisable after May 30, 2017 and unvested restricted stock units as of May 30, 2017.

(9)
Consists of 548,113 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2017 and 20,950 shares held of record. Excludes shares issuable upon the exercise of stock options that are first exercisable after May 30, 2017 and unvested restricted stock units as of May 30, 2017.

(10)
Consists of 744,070 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2017 and 27,950 shares held of record. Excludes shares issuable upon the exercise of stock options that are first exercisable after May 30, 2017 and unvested restricted stock units as of May 30, 2017.

(11)
Consists of 294,744 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2017. Excludes shares issuable upon the exercise of stock options that are first exercisable after May 30, 2017 and unvested restricted stock units as of May 30, 2017.

(12)
Consists of 122,887 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2017 and 470,140 shares held of record. Excludes shares issuable upon the exercise of stock options that are first exercisable after May 30, 2017 and unvested restricted stock units as of May 30, 2017.

(13)
Consists of 120,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2017. Excludes shares issuable upon the exercise of stock options that are first exercisable after May 30, 2017.

(14)
Consists of 65,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2017 and 11,933 shares held of record. Excludes shares issuable upon the exercise of stock options that are first exercisable after May 30, 2017.

(15)
Consists of 105,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2017. Excludes shares issuable upon the exercise of stock options that are first exercisable after May 30, 2017.

(16)
Consists of 115,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2017 and 10,000 shares held of record. Excludes shares issuable upon the exercise of stock options that are first exercisable after May 30, 2017.

(17)
Consists of 80,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2017 and 142,000 shares held of record. Excludes shares issuable upon the exercise of stock options that are first exercisable after May 30, 2017.

(18)
Consists of 80,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2017. Excludes shares issuable upon the exercise of stock options that are first exercisable after May 30, 2017.

(19)
Consists of 4,166,044 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2017, and 870,249 total shares held of record. Excludes shares issuable upon the exercise of stock options that are first exercisable after May 30, 2017.

MANAGEMENT

The Board of Directors

        Our Restated Certificate of Incorporation and Restated By-laws provide that our business is to be managed by or under the direction of our Board. Our Board is divided into three classes and one class is elected at each Annual Meeting of Stockholders to serve for a three-year term. Prior to the resignation of Dr. Sol Barer1, our Board consisted of eight members. Our Board is divided amongst three classes as follows:

  •
  The Class I directors are Dr. Love and Mr. Essner and their term will expire at the 2017 Annual Meeting of Stockholders;

  •
  The Class II directors are Mr. Hayden and Mr. Wheeler and their term will expire at the 2018 Annual Meeting of Stockholders; and

  •
  The Class III directors are Messrs. Crowley, Raab, and Sblendorio and Ms. McGlynn, and their term will expire at the 2019 Annual Meeting of Stockholders.

        Our Restated Certificate of Incorporation and Restated By-laws provide that the authorized number of directors may be changed only by resolution of the Board. Our Board has authorized that the size of the Board be set at ten members.

        On April 21, 2017, our Board, upon the recommendation of the Nominating and Corporate Governance Committee, voted to nominate Dr. Love and Mr. Essner for re-election as Class I directors at the 2017 Annual Meeting for a term of three years to serve until the 2020 Annual Meeting of stockholders until their respective successors have been duly elected and qualified.

        The Board has determined that each of the director nominees possesses the requisite skills, personal integrity, business judgment, industry experience and willingness to devote adequate time and effort necessary to serve as an effective member of the Board. A description of the background of each, along with other specific experiences, qualifications, attributes or skills that contributed to the Board's decision to nominate the nominees, is set forth below, followed immediately by like disclosure for our existing directors whose terms of office extend beyond the Annual Meeting.

1
On February 7, 2017, Sol J. Barer, Ph.D. informed the Board that he had chosen to resign from the Board effective February 9, 2017. Dr. Barer's resignation was due to his appointment as Chairman of the Board of Teva Pharmaceutical Industries Ltd.

Nominees for Election at the Annual Meeting

Name	Age	Position
Dr. Ted Love(1)(3)	58	Director
Robert Essner(2)	69	Director

(1)
Member of Nominating/Corporate Governance Committee.

(2)
Member of the Audit Committee

(3)
Chair of the Science and Technology Committee

        Ted W. Love, M.D., has served as a member of the Board since June 2012. Dr. Love is currently the CEO of Global Blood. From February 2010 to August 2012, Dr. Love served as Executive Vice President and Head of Research and Development of Onyx Pharmaceuticals. From 2001 to 2009, Dr. Love was the President, Chief Executive Officer and Chairman of the Board of Directors of Nuvelo. Before joining Nuvelo in 2001, he served as Senior Vice President of Development at Theravance, Inc. Prior to that, Dr. Love spent six years at Genentech, Inc. ("Genentech") in a number of senior management positions in Medical Affairs and Product Development. As Vice President of Product Development and Regulatory Affairs at Genentech, Dr. Love oversaw all drugs in development including Herceptin, Rituxan, and TNKase. He also served as chairman of Genentech's Product Development Committee. In addition to Amicus, Dr. Love currently serves on the Board of Directors of Cascadian and Global Blood. Dr. Love holds a B.A. in molecular biology from Haverford College and an M.D. from Yale Medical School.

Skills and Qualifications:    Dr. Love's significant medical, scientific and drug development experience in addition to his executive leadership experience in the pharmaceutical industry, experience as Chief Executive Officer and Chairman of a biopharmaceutical company and service on the Boards of Directors of other publicly-held biopharmaceutical companies contributed to our conclusion that he should be re-elected to serve as a director of the Company and lead the Science and Technology Committee.

        Robert Essner has served as a member of the Board since June 2012. Mr. Essner is Operating Executive to the global healthcare group at The Carlyle Group, a global private equity firm. Mr. Essner retired as Chairman and Chief Executive Officer of Wyeth, now part of Pfizer, in 2008. During his 32-year career in the pharmaceutical industry, he held several prominent leadership positions, including Chairman of the Pharmaceutical Research and Manufacturers Association. Prior to Wyeth, Mr. Essner spent more than a decade in various management positions at Sandoz Pharmaceuticals Corporation and as President of Sandoz Consumer Healthcare Group. Mr. Essner is currently a Director at MassMutual Financial Group (Chairman). Mr. Essner is also an Executive-in-Residence and Adjunct Professor at Columbia Business School, where he teaches courses in healthcare management. He received a Bachelor's degree from Miami University and a Master's degree from the University of Chicago.

Skills and Qualifications:    Mr. Essner's significant executive leadership experience in the pharmaceutical industry, including building and leading pharmaceutical businesses, launching products and managing corporate risks, including as Chairman and Chief Executive Officer of a pharmaceutical company, as well as his service on the Board of Directors of another publicly-held company in the pharmaceutical industry contributed to our conclusion that he should be re-elected to serve as a director of the Company and continue to serve on the Audit Committee.

Directors Whose Terms Do Not Expire This Year

Name	Age	Position
John F. Crowley	50	Chairman
Donald Hayden(3)(5)	61	Director
Margaret McGlynn, R.Ph.(3)(6)	57	Director
Michael Raab(1)(4)	52	Director
Glenn Sblendorio(7)	61	Director
Craig Wheeler(1)(2)	56	Director

(1)
Member of Compensation Committee

(2)
Member of Science and Technology Committee

(3)
Member of Nominating/Corporate Governance Committee

(4)
Member of Audit Committee

(5)
Lead Independent Director

(6)
Chair, Compensation Committee

(7)
Chair, Audit Committee

        John F. Crowley has served as a Director, Chairman and Chief Executive Officer since February 2010 and Chief Executive Officer since January 2005, except for the period from April 2011 through August 2011 during which time he served as Executive Chairman. Mr. Crowley has also served as a director of Amicus since August 2004, with the exception of the period from September 2006 to March 2007 when he was in active duty service in the United States Navy (Reserve). Mr. Crowley was President and Chief Executive Officer of Orexigen Therapeutics, Inc. from September 2003 to December 2004. He was President and Chief Executive Officer of Novazyme Pharmaceuticals, Inc., from March 2000 until that company was acquired by Genzyme Corporation ("Genzyme") in September 2001; thereafter he served as Senior Vice President of Genzyme Therapeutics until December 2002. Mr. Crowley received a B.S. degree in Foreign Service from Georgetown University's School of Foreign Service, a J.D. from the University of Notre Dame Law School, and an M.B.A. from Harvard Business School.

Skills and Qualifications:    Mr. Crowley possesses strong leadership qualities, demonstrated through his service as an executive in the pharmaceutical industry, including his prior roles as Chief Executive Officer of development stage biopharmaceutical companies, and has extensive and intimate knowledge of the rare disease community and the needs of people living with rare diseases. He also provides our Board with in-depth knowledge of our company through the day-to-day leadership of our executives, all of which contributed to our conclusion that he should continue to serve as a Director of the Company.

        Donald J. Hayden, Jr.    has served as a member of our Board since March 2006 and as Lead Independent Director since February 2010. Mr. Hayden served as Chairman from March 2006 until February 2010 and from September 2006 until March 2007 as Interim President and Chief Executive Officer. From 1981 to 2006, he held several executive positions with Bristol-Myers Squibb Company, most recently serving as Executive Vice President and President, Americas. Mr. Hayden is Chair of the Board of Directors of Insmed Incorporated and REGENXBIO. Mr. Hayden holds a B.A. from Harvard University and an M.B.A. from Indiana University.

Skills and Qualifications:    Mr. Hayden has more than 30 years of experience in the pharmaceutical industry, including leadership roles in commercialization, drug launch, executive management, financial and strategic planning and business development. He also has significant Board experience through his service on the Board of Directors of other publicly-held biopharmaceutical companies and his service as our Interim Chief Executive Officer all of which contribute to our conclusion that he should continue to serve as a director of the Company and is particularly well suited to serve as Lead Independent Director and Chair of the Nominating and Corporate Governance Committee.

        Margaret G. McGlynn, R.Ph., has served as a member of our Board since October 2009. Following a 26 year career at Merck, Ms. McGlynn served as CEO and President of The International AIDS Vaccine Initiative from July 2011 through September 2015. She previously served as President, Vaccines and Infectious Diseases of Merck & Co., Inc. ("Merck") from 2005 until her retirement in 2009, where she led a global organization of 2000 employees with over $7B in sales. Ms. McGlynn joined Merck in 1983, and served in a variety of executive leadership roles in marketing, sales and managed care. Currently, Ms. McGlynn serves as a member of the Boards of Directors of Air Products and Chemicals, Inc. and Vertex Pharmaceuticals, Inc. She is also Chair of the Board of HCU Network America, a non-profit which provides advocacy and support for patients affected by the rare disease homocystinuria. Ms. McGlynn holds a B.S. in Pharmacy and a MBA in Marketing from the State University of New York at Buffalo.

Skills and Qualifications:    Ms. McGlynn has significant leadership experience in the pharmaceutical industry, including her service as a senior executive of Merck where she led commercialization across several therapeutic areas and geographies and managed large organizations. This experience, combined with her service on biopharmaceutical company boards and a rare disease patient advocacy organization, give her important insights into Amicus's business and a comprehensive understanding of compensation management and the relationship of compensation practices to the organization and its development contribute to our conclusion that she should continue to serve as a director of the Company, Chair of the Compensation Committee and member of the Nominating and Corporate Governance Committee.

        Michael G. Raab has served as a member of our Board of Directors since its founding. Mr. Raab has served as President and Chief Executive Officer of Ardelyx, Inc. since March 2009. Mr. Raab previously served as a partner of New Enterprise Associates ("NEA") from June 2002 until December 2008, with a focus on healthcare investing. From 1999 to 2002, he was Senior Vice President, Therapeutics and General Manager, Renagel® at Genzyme Corporation. Mr. Raab currently serves as a member of the Board of Directors of Ardelyx, Inc. Mr. Raab holds a B.A. from DePauw University.

Skills and Qualifications:    Mr. Raab has significant experience in drug development and commercialization of products in the rare diseases, cardiorenal and GI diseases. He also has extensive management experience in the biopharmaceutical industry serving as Chief Executive Officer of a late-stage biopharmaceutical company and from his prior time overseeing NEA investments in pharmaceuticals and biotechnology, all of which contributed to our conclusion that he should continue to serve as a director of the Company and a member of the Audit and Compensation Committees.

        Glenn P. Sblendorio has served as a member of our Board since June 2006. On April 24, 2017, Mr. Sblendorio was appointed Chief Executive Officer of Ophthotech Corporation ("Ophthotech") effective July 1, 2017 and was nominated to the Board of Directors of Ophthotech. Since April 1, 2016, Mr. Sblendorio had served as Executive Vice President, Chief Operating Officer and Chief Financial Officer of Ophthotech and was a member of the Board of Directors of Ophthotech until March 31, 2016. Prior to Ophthotech, Mr. Sblendorio was President and Chief Financial Officer of The Medicines Company from March, 2006 through March, 2016 and was a member of the Board of Directors of the Medicines Company from July 2011 through December 31, 2015. Before joining The Medicines Company, Mr. Sblendorio was Executive Vice President and Chief Financial Officer of Eyetech Pharmaceuticals, Inc. from February 2002 until it was acquired by OSI Pharmaceuticals, Inc. in November 2005. Mr. Sblendorio also serves as a member of the Boards of Directors of Intercept Pharmaceuticals (Chair, Audit). Mr. Sblendorio received his B.B.A. from Pace University and his M.B.A. from Fairleigh Dickinson University.

Skills and Qualifications:    Mr. Sblendorio has significant corporate leadership experience, industry knowledge and demonstrated knowledge of financial and financing matters through his prior experience in leading pharmaceutical companies. He brings substantial expertise in the management of and financial and compliance risks associated with global pharmaceutical operations and financial management strategies. He is the "audit committee financial expert" as defined in the SEC regulations, with particular expertise in the matters faced by the audit committee of a company with its first commercial revenue and related expenses, all of which contribute to our conclusion that he should continue to serve as a director of the Company and Chair of the Audit Committee.

        Craig Wheeler has served as a member of our Board since June 2016. Since September 2006, Mr. Wheeler has served as President and Chief Executive Officer of Momenta Pharmaceuticals. At Momenta, Mr. Wheeler led the company through the launch of its first complex drug products. He has overseen the company's growth into the diversified business it is today. In 2011, he was an E&Y Entrepreneur of the Year Regional Award winner. In May 2012, the Boston Globe named Momenta the number one company in their annual Globe 100 survey of top performing companies. Prior to joining Momenta, Mr. Wheeler was President of Chiron BioPharmaceuticals where during his five-year tenure he led US and European commercial organizations and the pharmaceutical division's global sales more than doubled. Before that, he was a senior member of The Boston Consulting Group's health care practice and worked extensively in the health care sector with focus on pharma and biotech, particularly in regard to corporate and R&D strategy He began his career at Merck's MSDRL research unit. He also previously served as the Chairman of the Board of Avanir Pharmaceuticals where he helped oversee the transition of the company from a research-based platform to a fully integrated CNS pharmaceutical company until 2015 when it was acquired by Otsuka Pharmaceuticals for $3.5 billion. Mr. Wheeler received his BS and MS in chemical engineering from Cornell University and his MBA from the Wharton School of the University of Pennsylvania.

Skills and Qualifications:    Mr. Wheeler has extensive pharmaceutical industry knowledge and leadership experience, including his demonstrated expertise in drug development, manufacturing and the technical issues facing growing biopharmaceutical companies. Mr. Wheeler's deep understanding of the management and growth of pharmaceutical companies contribute to our conclusion that he should continue to serve as a director of the Company and a member of the Science and Technology and Compensation Committees.

Director Independence

        Our Board has reviewed the materiality of any relationship that each of our directors has with Amicus, either directly or indirectly as well as other factors that may impact the independence determination for each of our directors. Based on this review, our Board has determined that the following directors are "independent directors" as defined by the rules and regulations of The Nasdaq Stock Market LLC ("NASDAQ"): Messrs. Essner, Hayden, Raab, Sblendorio and Wheeler, Dr. Love, and Ms. McGlynn.

Committees of the Board and Meetings

        Our Board has an Audit and Compliance Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Science and Technology Committee, each of which has the composition and responsibilities described below.

        Audit and Compliance Committee.    Our Audit and Compliance Committee ("ACC") met eight times during 2016. The current members of our ACC are Messrs. Sblendorio, Essner and Raab. Mr. Sblendorio is the Chair of the ACC.

        Our Board has determined that Mr. Sblendorio is an Audit Committee financial expert within the meaning of Item 407(d)(5) of Regulation S-K and has "accounting or related financial management expertise" within the meaning of the rules and regulations of NASDAQ. Our Audit Committee was established in accordance with Section 3(a)(58) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Our ACC assists our Board in its oversight of the integrity of our financial statements, our independent registered public accounting firm's qualifications and independence and the performance of our independent registered public accounting firm.

        Our ACC's responsibilities include:

  •
  appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

  •
  overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from our independent registered public accounting firm;

  •
  reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

  •
  monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

  •
  Monitoring our Compliance Program;

  •
  establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

  •
  meeting independently with our independent registered public accounting firm and management; and

  •
  preparing the Audit Committee report required by SEC rules.

        All audit and non-audit services to be provided to us by our independent registered public accounting firm must be approved in advance by our Audit Committee.

        NASDAQ rules require that all members of the Audit Committee be independent directors, as defined by the rules of NASDAQ and the SEC. Our Board has determined that all the members of the Audit Committee satisfy the independence requirements for service on the Audit Committee.

        A copy of the ACC written charter is publicly available on our web site at www.amicusrx.com.

        Compensation Committee.    Our Compensation Committee met four times during 2016. Ms. McGlynn, Mr. Raab and Mr. Wheeler are the members of our Compensation Committee. Prior to his resignation from the Board in February 2017, Dr. Barer was a member of the Compensation Committee. Ms. McGlynn is the chair of the Compensation Committee. Our Compensation Committee assists our Board in the discharge of its responsibilities relating to the compensation of our executive officers. The Compensation Committee has retained Pay Governance, LLC ("Pay Governance") as its independent executive compensation consultant. Pay Governance reports directly to the Compensation Committee and provides guidance on matters including trends in executive and non-employee director compensation, the development of certain executive compensation programs and other matters as directed by the Compensation Committee. Pay Governance does not provide any other services to the Company. Based on the consideration of the various factors as set forth in the rules of the SEC, the Compensation Committee has determined that its relationship with Pay Governance and the work of Pay Governance on behalf of the Compensation Committee has not raised any conflict of interest.

        Our Compensation Committee's responsibilities include:

  •
  reviewing and approving executive officer compensation including the compensation of our Chief Executive Officer;

  •
  overseeing the evaluation of performance of our senior executives;

  •
  overseeing and administering, and making recommendations to our Board with respect to our cash and equity incentive plans;

  •
  reviewing and approving potential executive and senior management succession plans;

  •
  reviewing and approving non-routine employment agreements, severance agreements and change in control agreements.

  •
  reviewing and recommending to the Board for approval the annual corporate goals and objectives; and

  •
  reviewing the Company's performance against the annual corporate goals and objectives and recommending to the Board a corporate multiplier which represents the percentage of achievement against the corporate goals and objectives.

        Our Board has determined that the members of our Compensation Committee qualify as independent directors under the rules and regulations of NASDAQ and the SEC.

        A copy of the Compensation Committee's written charter is publicly available on our web site at www.amicusrx.com.

        Further discussion of the process and procedures for considering and determining executive compensation, including the role that our executive officers play in determining compensation for other executive officers, is included below in the section entitled "Compensation Discussion and Analysis."

        Please also see the report of the Compensation Committee set forth elsewhere in this Proxy Statement.

        Nominating and Corporate Governance Committee.    Our Nominating and Corporate Governance Committee met four times during 2016. Mr. Hayden, Dr. Love and Ms. McGlynn are the members of our Nominating and Corporate Governance Committee. Mr. Hayden chairs the Nominating and Corporate Governance Committee.

        Our Nominating and Corporate Governance Committee's responsibilities include:

  •
  recommending to our Board the persons to be nominated for election as directors and to each of the Board's Committees;

  •
  conducting searches for appropriate directors;

  •
  reviewing the size, composition and structure of our Board;

  •
  developing and recommending to our Board corporate governance principles;

  •
  overseeing a periodic self-evaluation of our Board and any Board Committees; and

  •
  overseeing compensation and benefits for directors and Board Committee members.

        Our Board has determined that the members of our Nominating and Corporate Governance Committee qualify as independent directors under the rules and regulations of NASDAQ and the SEC.

        A copy of the Nominating and Corporate Governance Committee's written charter is publicly available on our web site at www.amicusrx.com.

        Science and Technology Committee.    Our Science and Technology Committee was reconstituted in 2016 and met two times in 2016. Dr. Love and Mr. Wheeler are currently members of our Science and Technology Committee. Prior to his resignation from the Board in February 2017, Dr. Barer was a member of the Science and Technology Committee. Dr. Love serves as Chair of the committee.

        Our Science and Technology Committee's responsibilities include:

  •
  identifying and discussing new and emerging trends in pharmaceutical science, technology and regulation to ensure that the Company makes well informed choices in the investment of its Research and Development resources;

  •
  reviewing, evaluating and advising the Board regarding the quality, direction and competitiveness of the Company's Research and Development programs;

  •
  reviewing, evaluating and advising the Board regarding the Company's progress in achieving its strategic Research and Development goals and objectives; and

  •
  reviewing and making recommendations to the Board on the Company's internal and external investments in science and technology.

        Our Board has determined that the members of the Science and Technology Committee qualify as independent directors under the rules and regulations of NASDAQ and the SEC. A copy of the Science and Technology Committee's written charter is publicly available on our web site at www.amicusrx.com.

Board Leadership Structure

        In February 2010, the Board elected Mr. Crowley as chairman of the Board in addition to his role as chief executive officer to succeed Donald J. Hayden, Jr. Simultaneous with Mr. Crowley's election to chairman, the Board appointed Mr. Hayden as Lead Independent Director. As Lead Independent Director, Mr. Hayden is responsible for, among other things:

  •
  leading executive sessions of the Board's independent directors,

  •
  advising the independent Board Committee chairs in fulfilling their responsibilities to the Board,

  •
  assisting the Board and the Company's officers in complying with the Company's governance guidelines, and

  •
  overseeing the process of evaluating, developing and compensating the chief executive officer.

        The Company combines the chairman and chief executive officer positions because it believes that, at this critical juncture in the Company's development, Mr. Crowley is best suited to oversee the development and implementation of the Company's strategic vision including our ongoing transition from a development stage entity into a commercial biotechnology company. Mr. Crowley's tenure as chairman also reflects the Board's confidence in his leadership and vision for the Company and recognizes his accomplishments since joining the Company. However, the Company wished to maintain the strong independent leadership provided by Mr. Hayden during his tenure as chairman. The Company believes that by creating a Lead Independent Director position held by Mr. Hayden, it has designed a governance structure that best advances the objectives of the Company while maintaining proper checks and balances on senior management, and providing the independent members of the Board with open and transparent communication regarding the Company's strategic planning activities.

Risk Oversight Management

        Our Board provides risk oversight for the Company primarily through the Audit and Compliance Committee. Under our Enterprise Risk Management Action Plan, the Company identifies risks throughout our organization utilizing various methodologies, including interviews with senior employees and members of the Board. We then evaluate the identified risks and implement procedures and activities, as necessary, which are designed to manage and mitigate such risks. We present reports on this risk identification, management and mitigation process along with regular updates on compliance issues generally to the Audit and Compliance Committee, who provides guidance and feedback to senior management. The Audit and Compliance Committee apprises the Board of any developments under this plan throughout the year. The Chief Compliance Officer has a dotted line reporting to the Audit and Compliance Committee and provides quarterly updates on the development of the Compliance Program and any reports of violations of the Code of Conduct or other policies.

Policies Governing Director Nominations

        Director Qualifications.    Our Nominating and Corporate Governance Committee is responsible for reviewing with the directors from time to time the appropriate qualities, skills and characteristics desired of members of the Board in the context of the needs of the business and the composition of the Board. This assessment includes consideration of the following minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by all directors:

  •
  a reputation for integrity, honesty and adherence to high ethical standards;

  •
  the ability to exercise sound business judgment;

  •
  substantial business or professional experience and the ability to offer meaningful advice and guidance to the Company's management based on that experience; and

  •
  the ability to devote the time and effort necessary to fulfill their responsibilities to the Company.

        The Nominating and Corporate Governance Committee also considers numerous other qualities, skills and characteristics when evaluating director nominees, including whether the nominee has specific strengths that would augment existing skills and experience of the Board, such as an understanding of and experience in technology, drug development, accounting, governance, finance or commercialization and whether the nominee has leadership experience with public companies or other sophisticated and complex organizations.

        Process for Identifying and Evaluating Director Nominees.    Our Nominating and Corporate Governance Committee has established a process for identifying and evaluating nominees for director. Although the Nominating and Corporate Governance Committee will consider nominees recommended by stockholders, it believes that the process it uses to identify and evaluate nominees for director is designed to produce nominees that possess the educational, professional, business and personal attributes that are best suited to further the Company's mission. Our Nominating and Governance Committee may identify nominees through the use of professional search firms that may utilize proprietary screening techniques to match candidates to the Nominating and Governance Committee's specified qualifications. The Nominating and Governance Committee may also receive recommendations from existing directors, executive officers, key business partners, and trade or industry affiliations. Our Nominating and Corporate Governance Committee will evaluate nominations at regular or special meetings, and in evaluating nominations, will seek to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth above under "Director Qualifications." The Board itself is ultimately responsible for recommending candidates for election to the stockholders or for appointing individuals to fulfill a vacancy. Although the Board does not have a policy with regard to the consideration of diversity in identifying director nominees, among the various factors the Nominating and Corporate Governance Committee considers in selecting candidates for nomination to the Board are the benefits to the Company of national origin, gender, race, scientific and pharmaceutical experience and cultural diversity in board composition.

        Procedures for Recommendation of Director Nominees by Stockholders.    The Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders. In evaluating candidates recommended by our stockholders, the Nominating and Corporate Governance Committee applies the same criteria set forth above under "Director Qualifications." Any stockholder recommendations of director nominees proposed for consideration by the Nominating and Corporate Governance Committee should include the nominee's name and qualifications for Board membership and should be addressed in writing to the Nominating and Corporate Governance Committee, care of: Amicus

Therapeutics Inc., 1 Cedar Brook Drive, Cranbury, New Jersey 08512, Attention: Secretary. In addition, our Restated By-laws permit stockholders to nominate directors for consideration at an annual stockholder meeting in accordance with certain procedures described in this Proxy Statement under the heading "Stockholder Proposals and Nominations for Director."

        Meeting Attendance.    During the year ended December 31, 2016, there were nine meetings of our Board, and the various committees of the Board met a total of twelve times. No director attended fewer than 79% of the total number of meetings of the Board and of Committees of the Board on which he or she served during 2016. The Board has adopted a policy under which each member of the Board is strongly encouraged to attend each Annual Meeting of our Stockholders. All of the directors attended our 2016 Annual Meeting of Stockholders.

        Compensation Committee Interlocks and Insider Participation.    None of our executive officers serves as a member of the Board of Directors or Compensation Committee, or other committee serving an equivalent function, of any entity that has one or more of its executive officers serving as a member of our Board or our Compensation Committee. None of the members of our Compensation Committee has ever been an officer or employee of the Company.

Stockholder Communications to the Board

        Our Board provides a process for stockholders to send communications to the Board. Any stockholders who wish to address questions regarding our business directly with our Board, or any individual director, should direct his or her questions in writing to the Chairman of the Board or the Secretary of the Board, c/o Amicus Therapeutics, Inc., 1 Cedar Brook Drive, Cranbury, New Jersey 08512. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications.

Executive Officers

        The following is a brief summary of the background of each of our executive officers:

        John F. Crowley, 50, has served as Chairman and Chief Executive Officer since February 2010 and Chief Executive Officer since January 2005, except for the period during April 2011 through August 2011 during which time he served as Executive Chairman, Mr. Crowley has also served as a director of Amicus since August 2004,with the exception of the period from September 2006 to March 2007 when he was not an officer or director of Amicus while he was in active duty service in the United States Navy (Reserve). Mr. Crowley was President and Chief Executive Officer of Orexigen Therapeutics, Inc. from September 2003 to December 2004. He was President and Chief Executive Officer of Novazyme Pharmaceuticals, Inc., from March 2000 until that company was acquired by Genzyme Corporation in September 2001; thereafter he served as Senior Vice President of Genzyme Therapeutics until December 2002. Mr. Crowley received a B.S. degree in Foreign Service from Georgetown University's School of Foreign Service, a J.D. from the University of Notre Dame Law School, and an M.B.A. from Harvard Business School.

        Bradley L. Campbell, 41, has served as President and Chief Operating Officer since January 2015. Mr. Campbell served as Chief Operating Officer since December 2013 and, prior thereto, as Chief Business Officer since February 2012. From January 2010 to February 2012, Mr. Campbell served as Senior Vice President, Business Operations; from May 2007 to January 2010, as Vice President, Business Planning and from April 2006 until May 2007, as Senior Director, Business Development. Mr. Campbell served as Senior Product Manager of Myozyme© for Pompe Disease and later as Business Director of CV Gene Therapy at Genzyme Corporation from 2002 to 2006. Mr. Campbell has also worked in sales & marketing for Bristol-Myers Squibb and as a business strategy consultant for Marakon Associates. Mr. Campbell is also a director for Progenics (NASDAQ: PGNX) and a board member of BioNJ. Mr. Campbell received his B.A. from Duke University and his M.B.A. from Harvard Business School.

        William D. "Chip" Baird III, 45, has served as Chief Financial Officer since April 2012. Prior to joining Amicus, Mr. Baird served as Chief Financial Officer of PTC Therapeutics, Inc. ("PTC") from April 2005 until April 2012. Before that, Mr. Baird held various positions of increasing responsibility with PTC from 2002 to 2005. Mr. Baird previously worked at L.E.K. Consulting, a strategy consulting firm, from 1999 to 2002 and at First Union National Bank as a corporate underwriter from 1994 to 1997. Mr. Baird received a B.S. from Georgetown University's Edmund A. Walsh School of Foreign Service and an M.B.A. from The Wharton School of the University of Pennsylvania.

        Jay Barth, M.D., 53, has served as Chief Medical Officer since March 2014. Prior to joining Amicus, Dr. Barth held roles of increasing responsibility at PTC from 2009 to 2014. He most recently served as PTC's Senior Vice President, Clinical Development. Previously Dr. Barth served as Executive Director of Clinical Research at Merck; as Vice President, Clinical Research and Medical Affairs at Altana Pharma US, Inc.; and as Senior Director, Global Head of Gastroenterology Clinical Research at Eisai Medical Research Inc. Dr. Barth received a B.A. from Columbia University and an M.D. from the University of Pennsylvania School Of Medicine.

        Hung Do, Ph.D., 49, has served as Chief Science Officer since July 2015. Previously, he served as Senior Vice President, Discovery Biology since December 2013. Prior to joining Amicus, Dr. Do was a co-founder and Chief Scientific Officer of Callidus Biopharma, Inc. ("Callidus") a privately held biologics company that was acquired by Amicus. Prior to founding Callidus, he headed early discovery research to decipher the mechanism of action for small molecule pharmacological chaperones at Amicus. He previously helped to demonstrate proof of concept for ERTs, and served as the project leader for a second generation Pompe ERT at Genzyme. Dr. Do also led molecular biology, cell culture and purification work and helped develop an in vitro protein modification process for improving drug targeting for protein therapeutics at Novazyme Pharmaceuticals, Inc., which was acquired by Genzyme. Dr. Do holds a Ph.D. in medical biochemistry and genetics from Texas A&M University and was a post-doctoral fellow in Hematology/Oncology at Emory University.

        Ellen S. Rosenberg, 54, has served as our General Counsel and Corporate Secretary since February 2016. Prior to joining Amicus, she served as Senior Vice President, Associate General Counsel of Shire Pharmaceuticals. Prior to Shire, Ms. Rosenberg was Associate General Counsel for the Metabolic Endocrinology division at EMD Serono Inc., the U.S. affiliate of Merck KGaA. Ms. Rosenberg brings extensive and broad ranging legal experience in the biopharmaceutical and medical device industry including mergers and acquisitions, licensing, product launches, risk management, and compliance matters. Ms. Rosenbereg also has significant experience building and developing legal teams and the in-house legal function. Ms. Rosenberg received a B.A. from the University of Connecticut and a J.D. from the University of Pennsylvania Law School.

        Daphne Quimi, 51, currently serves as our Senior Vice President, Finance and Controller and has been employed with Amicus since September 2007. Prior to Amicus, Ms. Quimi served as Director of Consolidations and External Reporting at Bristol-Myers Squibb. She also held roles of increasing responsibility in the finance department at Johnson & Johnson. Ms. Quimi brings extensive experience in public accounting and financial reporting. Ms. Quimi received a B.S. in Accountancy from Monmouth University and an M.B.A. from the Stern School of Business of New York University. She is a certified public accountant in New Jersey and a member of the American Institute of Certified Public Accountants and the Institute of Management Accountants.

        Kurt J.W. Andrews, 48, has served as our Senior Vice President, Human Resources since February 2016. Prior to joining Amicus, Mr. Andrews served as Vice President, Human Resources at Valeritas, Inc. Previously Mr. Andrews was Vice President, Human Resources and Administration at PTC Therapeutics, Inc. Mr. Andrews brings experience working in leadership roles at biotechnology and technology companies including business and commercial strategy, implementation of organization-wide goals and strategies, performance management, and compensation planning. Mr. Andrews earned a B.A. and M.A. from The University of Illinois at Urbana-Champaign.

 COMPENSATION DISCUSSION AND ANALYSIS—2016

Executive Summary

        The Compensation Committee, in consultation with the Board, is responsible for establishing, implementing and overseeing our overall compensation strategy and policies, including our executive compensation program, in a manner that supports our business objectives. Based on the events described below, our Compensation Committee determined that in 2016, the Company made significant progress towards the goal of becoming a leading orphan and rare disease company with global commercial operations and a diversified product pipeline. Specific milestones achieved in 2016 in support of the Company's business strategy include the following:

  •
  In April 2016, we received a positive opinion from the European Committee for Medicinal Products for Human Use (CHMP) for approval of Galafold (migalastat) for the treatment of Fabry patients with amenable mutations. The positive opinion included a broad label covering 269 disease-causing mutations. The CHMP opinion supported commercial launch in Germany in May of 2016 and in select other European countries during the balance of 2016. By the end of 2016, 61 Fabry patients were receiving reimbursed Galafold and we recorded $5.0 million in product revenue for the year.

  •
  In July 2016, we completed the asset purchase of a preclinical program to treat CDKL5. The early-stage program would be a potential first-in-class protein replacement therapy for CDKL5 deficiency, a devastating rare genetic neurological disorder with no approved treatments. We believe that this acquisition significantly strengthens our early-stage pipeline and fits with our overall corporate strategy of developing innovative therapies for rare and orphan diseases.

  •
  In November 2016, we announced that based on feedback from the FDA, we would be need to collect additional gastrointestinal symptoms data in a new clinical study to support a New Drug Application (NDA) for regulatory approval of migalastat in the U.S. In 2017, we plan to continue to refine and finalize the most expeditious path to approval for migalastat in the U.S.

  •
  We made substantial progress on enrollment of the Phase 3 SD 101 trial for the treatment of Epidermolysis Bullosa. However, despite significant investment in the opening of additional clinical trial sites to offset lower than targeted enrollment, the clinical trial was not completed in 2016.

  •
  In December 2016, we announced positive preliminary data from our Phase 1/2 studies of ATB200 in patients with Pompe disease. Safety data from the study showed no infusion associated reactions following more than 100 infusions and the pharmacokinetic profile was as predicted based on preclinical models. Biomarkers of muscle damage were trending toward improvement or were stable through the first 14 weeks of treatment. This early data exceeded expectations but was tempered by enrollment that was slower than the internal target.

  •
  We substantially strengthened our financial position in 2016. In July 2016, we completed a $100.0 million At the Market "ATM" public stock offering, and in December 2016, we completed a $250.0 million convertible debt offering. Through careful expense management, our net cash spend for 2016 was $154.2 million, which was within the full-year guidance range of $135 million to $155 million.

        Our Compensation Committee adheres to a long-standing pay-for-performance philosophy. The Compensation Committee continually evaluates our compensation program, taking into consideration best practices and emerging trends, stockholder input as well as data and feedback provided by our independent executive compensation consultant, Pay Governance. In the past year, we have continued to take measures to align our compensation program with best practices and stockholder interests including the following actions:

  •
  Base salaries comprise less than 25% of our named executive officers' total compensation, with Mr. Crowley's 2016 salary representing approximately 15% of his total compensation and, for our other named executive officers, representing between 24% and 30% of their total compensation. Approximately 19% of Mr. Crowley's total compensation in 2016 was represented by payments we make to him for medical expenses and associated tax liabilities incurred for the treatment of a rare medical condition afflicting two members of Mr. Crowley's immediate family.

  •
  A large portion of our named executive officers compensation was represented by long-term incentives, including the grant date fair value of equity awards, which are inherently performance based. 58% of Mr. Crowley's total compensation was in the form of long-term incentives. For our named executive officers other than Mr. Crowley, 60% to 63% of their total compensation for 2016 was represented by long-term incentives.

  •
  For our named executive officers including Mr. Crowley, Amicus Compensation Committee approved utilizing Performance Restricted Stock Units (PRSU) starting in 2017. Adding PRSUs aligns the management team with shareholders and strengths our pay-for-performance philosophy because these awards only deliver value to our named executive officers, if the Company achieves certain performance goals selected.

        For 2016, the Compensation Committee determined that Mr. Crowley would receive an increase in his base salary of 3.2%. In addition, similar to the prior year, the Compensation Committee determined that Mr. Crowley's January 2016 option grant would be granted with a strike price that was 130% of the closing price on the date of grant. In July of 2016, the Compensation Committee determined that one-third of Mr. Crowley's grant would be granted with a strike price that was 130% of the closing price on the date of grant, one-third in fair market value options, and one third in restricted stock units.

        For 2017, the Compensation Committee determined that Mr. Crowley, along with the Senior Leadership team, including all of our named executive officers, would receive one-third of the value of their equity grant in Performance Restricted Stock Units, which historically were premium priced options. This was part of an overall strategic shift which encompassed using 1/3 the value of annual grants in Stock Options, 1/3 of the value in Restricted Stock Units and 1/3 in Performance Restricted Stock Units. The Performance Restricted Stock Units utilized performance measures of relative total shareholder return and strategic pipeline metrics.

        Consistent with our pay-for-performance philosophy and in recognition of our good performance against stated corporate objectives, with most corporate objectives fully accomplished, the Compensation Committee determined that the corporate multiplier used in determining cash bonuses for our named executive officers for 2016 should be set at 83%, resulting in bonuses for such officers below their target levels.

        The results of our compensation program in 2016 show a clear heavy weighting on Performance Based Compensation for not only the CEO, but all named executive officers.

        We describe our executive compensation program below and provide an analysis of the compensation paid and earned in 2016 by our "named executive officers"—our chief executive officer, chief financial officer, and three other most highly compensated executive officers. In 2016, our named executive officers were:

  •
  Chairman and Chief Executive Officer, John F. Crowley;

  •
  Chief Financial Officer, William D. Baird, III;

  •
  President and Chief Operating Officer, Bradley L. Campbell;

  •
  Chief Medical Officer, Jay Barth, M.D.; and

  •
  Chief Science Officer, Hung Do, Ph.D.

  Executive Compensation Good Governance Practices

        Below we summarize certain executive compensation-related good governance practices that we follow and that we believe serve our stockholders' long-term interests.

        What We Do:

  •
  Maintain an Executive Compensation Program Designed to Align Pay with Performance

  •
  Conduct an Annual Say-on-Pay Vote

  •
  Seek Input from, Listen to and Respond to Stockholders

  •
  Have Double-Trigger on Executive Severance Arrangements and Executive Stock Option Grants

  •
  Prohibit Hedging and Pledging of Company Stock

  •
  Retain an Independent Compensation Consultant

        What We Do Not Do:

  •
  Provide Executives with Tax Gross-ups other than for Company required relocations

  •
  Provide Guaranteed Bonuses

  "Say-on-Pay" Consideration.

        At our 2016 annual meeting of stockholders, approximately 99% of the shares voted at the meeting approved, on an advisory basis, the compensation of the named executive officers. In addition to the voting at the annual meeting, we proactively engaged with major stockholders representing approximately 80% of shares outstanding on the Company's pay practices. The great majority of the shares voted approved the 'say-on-pay' advisory proposal and the Compensation Committee continues to focus on pay practices that align compensation with performance. The Compensation Committee placed a continued emphasis on performance-based pay, in making premium-priced option grants to Mr. Crowley in 2015 and 2016. The Compensation Committee monitors the results of the annual advisory 'say-on-pay' proposal and feedback received from stockholders and refers to such results and feedback as important factors considered, along with peer group benchmarking, in connection with the discharge of its responsibilities, although the Compensation Committee does not assign a quantitative weighting to any such factors.

Objectives and Philosophy of Executive Compensation

        We are a global, commercial stage, patient-focused biotechnology company engaged in the discovery and development of a diverse set of novel treatments for patients living with devastating rare and orphan diseases. We operate in an extremely competitive, rapidly changing and heavily regulated industry, and the long-term success of our business requires a high degree of innovation and adaptability. We believe that the skill, talent and dedication of our executive officers are critical factors affecting our long-term success, especially at this critical time in our history as we execute our business strategy. Therefore, our compensation program for our executive officers, including our named executive officers, is designed to attract, retain and motivate the best possible executive talent. Utilizing a pay-for-performance compensation philosophy, we have designed a program that provides the ability to differentiate the total compensation mix of our named executive officers based on their demonstrated performance and their potential to contribute to our long-term success.

        Our compensation philosophy is to:

  •
  provide our executives a competitive total compensation opportunity relative to the organizations with which we compete for executive talent;

  •
  attract and retain individuals of superior ability and managerial talent who can successfully perform and succeed in our environment;

  •
  increase the incentive to achieve key strategic and financial performance measures by linking compensation opportunities and actual compensation earned through our pay for performance compensation program to the achievement of corporate goals; and

  •
  deliver pay in a cost efficient manner that aligns employees' compensation with stockholders' long-term interests.

        Our compensation program is designed to reward the accomplishment of our corporate goals in a manner consistent with the Company's values, which stresses not only results but also how those results are attained. In order to meet the objectives of our compensation philosophy, we maintain a robust goal setting and performance management program.

        The chief executive officer established general individual goals for the named executive officers other than himself at the beginning of 2016 that were specific to such executive officer's area of expertise and supported our corporate goals for the year. For 2016, annual cash incentive bonuses for our named executive officers other than Mr. Crowley were determined by the combination of both the corporate and an individual multiplier. For Messrs. Baird and Campbell, and Drs. Do and Barth, the attainment of individual goals was assessed with a 0-150% multiplier for each individual; this multiplier was applied to the final corporate multiplier to determine final annual incentive bonus payouts.

        The Compensation Committee believes that the corporate multiplier should continue to be the dominant factor in determining bonus payouts because it closely aligns our named executive officers' compensation with the interests of our stockholders, and that some portion of an executive's compensation should be linked to individual performance, which we believe is consistent with our peers. The Compensation Committee believes that including the individual multiplier as a component of named executive officers' bonus payouts is important to incentivize our officers during this crucial time in Amicus' history as we continue our transformation into a global commercial biotechnology company. However, because of Mr. Crowley's influence on the overall performance of Amicus, the Compensation Committee believes it is appropriate and in the best interests of our stockholders to continue to base Mr. Crowley's cash bonus solely on the Compensation Committee's determination regarding the achievement of corporate objectives.

Risk Analysis of Compensation Policies and Practices

        The Compensation Committee is aware that compensation arrangements, if not properly designed, could encourage inappropriate or excessive risk taking. We believe that our overall compensation program encourages our named executive officers and other employees to focus on both short-term and long-term objectives and does not encourage excessive risk taking. While the value of stock options is inherently tied to the performance of the Company and an important part of our current and future performance based compensation, our stock options vest over multiple years and the value is not directly linked to the achievement of short term defined metrics. To enhance this posture, the Committee made the decision in 2017 to award performance-based restricted stock grants in addition to market priced options and restricted stock units. In addition, cash incentive bonuses tied to the achievement of Company and individual goals have historically made up a small percentage of our employees' total compensation package. For example, in 2016, payouts under our cash incentive bonus plan represented approximately 10% of the total compensation awarded to our named executive officers. Further, we operate as a single business unit and therefore are not exposed to the risks that may be associated with operating through several segments, such as one business unit being significantly more profitable than another or having a compensation structure that is significantly different than that of other units. The Compensation Committee will continue to review risk as one of the elements it considers in the planning process for executive compensation in the future.

Compensation Program Elements and Pay Level Determination

        Each year, the Compensation Committee reviews and determines base salaries, annual cash incentive and long-term incentive awards for all executive officers. In setting our executive compensation programs, the Compensation Committee reviews market data at the 25th, 50th, and 75th percentile and generally targets aggregate total direct compensation for the named executive officers as a group to approximately the 50th percentile of our peer group (as discussed below). Actual compensation levels for each named executive officer depend on factors such as individual performance, Company performance, skills/capabilities, overall impact/contribution, experience in position, criticality of position and internal equity. For 2016, the base salaries, annual cash incentives and long-term incentive awards determination for all named executive officers, including our chief executive officer, were approved by our Compensation Committee, which is comprised solely of independent directors. The Compensation Committee considered all the information presented (including external competitiveness, the individual's performance, Company performance and internal equity) and applied its collective knowledge and discretion to determine the compensation for each named executive officer.

        As part of the compensation evaluation process, the chief executive officer presents to the Compensation Committee an individual assessment of each named executive officer's performance, excluding the chief executive officer's performance, over the prior year, as well as the recommended compensation action for each such named executive officer. Based on corporate and individual performance, the chief executive officer makes a compensation recommendation for each such named executive officer which includes actions on base salary, bonus and long-term incentive grant target value. Individual goals and objectives are established at the beginning of each year and are designed to support the achievement of the corporate goals. All employees, including the named executive officers, participate in annual individual goal setting as well as mid-year and annual performance reviews.

        The results of the named executive officer's performance (other than the performance of the chief executive officer) are a determination by his supervisor, the chief executive officer, with input from other peers, and direct reports, as appropriate, but the final determination is made by the Compensation Committee. The chief executive officer's performance is assessed by all independent directors under the leadership of our Lead Independent Director while the chief executive officer compensation recommendation to the Board is made by the Compensation Committee based upon this assessment. Long-term incentive grants are based on an executive's level within the organization, and in the case of our named executive officers, several other factors which are more fully described below under "Long-Term Incentive Programs". Long-term incentive grants are designed to motivate the executive team to best achieve the Company's goals and implement our business strategy, thereby increasing stockholder value.

Developments in Company Leadership in 2016

        During 2016, we made several changes to our leadership structure. In February 2016, Ellen Rosenberg joined the Company as General Counsel and Corporate Secretary and Kurt Andrews joined as Senior Vice President, Human Resources. In August 2016, Bradley Campbell, President and COO, began a one year assignment working from the Company's United Kingdom office to oversee and ensure the successful commercialization of Galafold.

Role of Independent Compensation Consultant

        The Compensation Committee has engaged Pay Governance to assist the Compensation Committee by providing ongoing executive compensation consulting. The Compensation Committee has concluded that Pay Governance's work does not raise any conflict of interest. The Compensation Committee has also considered the independence of Pay Governance. Because of policies and procedures that Pay Governance and the Compensation Committee have in place, the Compensation Committee is confident that the advice it receives from executive compensation consultants at Pay Governance is objective and not influenced by Pay Governance's or its affiliates' relationships with the Company or its officers.

Peer Group

        The Compensation Committee, with the help of its independent executive compensation consultant, Pay Governance, established the peer group set forth below as a reference point for assessing named executive officer target compensation against market competitive data. The Compensation Committee, upon advice of Pay Governance, selected the companies that comprise our peer group through a robust screening process that considered publicly traded U.S. biopharmaceutical companies that were similar to Amicus in size, market capitalization and business operating model and operate in geographic locations that generally have similar pay levels. Two companies (Aegerion Pharmaceuticals and Synageva BioPharma) were removed from the peer group established last year due primarily to acquisition or changes in structure or size, including market capitalization. The Compensation Committee replaced these entities with three companies (Acceleron Pharmaceuticals, Bluebird Bio and Sage Therapeutics) upon the recommendation of Pay Governance. The Compensation Committee intends to continue reviewing and revising the peer group periodically to ensure that it continues to reflect publicly traded companies of similar size and business model.

ACADIA Pharmaceuticals	Insmed	Sarepta Therapeutics
Acceleron Pharmaceuticals	PTC Therapeutics	Ultragenyx Pharmaceutical
Agios Pharmaceuticals	Raptor Pharmaceuticals	Ziopharm Oncology
Bluebird Bio	Rigel Pharmaceuticals
CellDex Therapeutics	Sage Therapeutics
Cytokinetics	Sangamo Biosciences

Elements of Compensation

        Our executive compensation consists of base salary, annual cash incentive plan, and long-term incentive program, each of which plays an important role in our pay-for-performance philosophy and in achieving our compensation program objectives. For each element of compensation, we target an overall executive compensation program that is competitive with market data.

Base Salaries

        Base salaries are paid to our named executive officers to provide a level of compensation that is both competitive with the external market and is commensurate with each executive officer's scope of responsibilities, past performance, experience and skills. The base salary for each of our named executive officers was as follows:

	Base salary at December 31,
Name and Principal Position	2015	2016
John F. Crowley	$582,400	$601,037
Chairman and Chief Executive Officer
William D. Baird, III	385,000	396,550
Chief Financial Officer
Bradley L. Campbell	415,000	427,450
President and Chief Operating Officer
Jay Barth, M.D.	415,000	431,600
Chief Medical Officer
Hung Do, Ph.D.	360,000	370,800
Chief Science Officer

        For 2016, Messrs. Baird and Campbell and Dr. Do each received a base salary market increase of 3% while Dr. Barth received an increase in base salary of 4% in recognition of his leadership in the approval process of Galafold. Mr. Crowley received a base salary increase of 3.2% reflecting his strong overall leadership of the company.

Annual Cash Incentive Plan

        We maintain an annual cash incentive program to motivate and reward the attainment of annual strategic, operational, financial and individual goals. For all program participants, annual target cash incentive opportunities are expressed as a percentage of base salary, which we believe is consistent with market practice. The target bonus percentages of base salary were generally determined by level in the organization in accordance with market based considerations and contractual entitlements. However, the target bonus percentages were reevaluated for 2016 and a new level was added for our President, Bradley

Campbell and his target bonus percentage increased from 40% of base salary to 50% of base salary. The target bonus percentage for all other executive officers remained the same. The target bonus percentages for 2016 are as follows:

Position	2016 Target Bonus % of Base Salary
Chief executive officer	60%
President	50%
Other chief officers	40%
Senior vice presidents	35%
Vice presidents	30%

        For 2016, bonuses awarded under the plan to our named executive officers, other than Mr. Crowley, were determined based on both the corporate multiplier and an individual multiplier. The corporate multiplier may range from 50% to 150%, with the Compensation Committee having final discretion to adjust the range lower or higher as appropriate. For bonuses related to 2016 performance, the corporate multiplier was determined to be 83% based on the Company's performance for the reasons discussed below.

        In order to determine bonus calculations under the plan, the target bonus for each eligible named executive officer, other than Mr. Crowley, was determined by first multiplying the officer's target bonus by the 83% corporate multiplier and then applying his or her individual multiplier. Mr. Crowley's bonus was determined by multiplying the 83% corporate multiplier by his target bonus percentage of 60% of base salary, which results in a 2016 bonus of approximately 50% of Mr. Crowley's base salary. The table below titled "Calculation of Annual Cash Incentive Bonuses" illustrates further how 2016 awards under the plan were calculated for our named executive officers.

  The Corporate Multiplier

        On an annual basis, the Board works with management to set Company goals and objectives that are challenging and reflect an ambitious timetable for the execution of the Company's strategies commensurate with our short and long-term business plan. The Company's internal goals and objectives reflect complex assumptions based on internal analyses and projections, and are intended to encourage the Company to pursue its business plan in an expedited, aggressive manner. Once the Company's goals and objectives have been developed, they are reviewed by the Compensation Committee and finally approved by the full Board.

        At the time the goals and objectives are set, the Compensation Committee believes that their full attainment will be appropriately challenging and may not be reached, despite great effort, due in part to internal and external factors, many of which may be out of the Company's control. The objectives are set with the understanding that some objectives, especially those tied to timing of events, may need to be altered as events throughout the course of the year shape the best path for the development of the Company's product candidates. However, while total achievement of all goals and objectives set at the beginning of the year may not be expected, the Compensation Committee considers the achievement of the corporate objectives in its sole discretion in setting the corporate multiplier and holds management accountable to significantly advance the Company's business objectives throughout the year in order to achieve a 100% corporate multiplier.

        For 2016, our corporate objectives were as follows:

  1.
  Launch Galafold in select International geographies, submit NDA filing, and pursue approvals in other geographies

  2.
  Complete successful Phase 3 study of our development candidate SD-101

  3.
  Generate proof-of-concept data from Phase 1/2 study and define clinical development strategy for ATB200 for the treatment of Pompe

  4.
  Evaluate research opportunities to develop clinical candidates for 2018-2020

  5.
  Build and sustain an organization to support our long-term strategies

  6.
  Finish 2016 with 18 months of cash necessary to operate our business

        The Compensation Committee then reviews corporate performance against each of the pre-established targets and weighting to determine the extent to which such goals were attained. The Compensation Committee's rationale behind its determination of both the attainment of corporate goals and the percentage completed for each such goal is described below. In reaching its determination on the corporate multiplier for 2016, the Compensation Committee applied the percentage that the Compensation Committee determined was completed against the pre-established weighting of the corporate objectives as follows:

Objective	Weighting	Percentage Completed	Score
Launch Galafold in select International geographies, submit NDA filing, and pursue approvals in other geographies	25%	90%	22.5%
Complete successful Phase 3 study of our development candidate SD-101	25%	60%	15.0%
Generate proof-of-concept data from Phase 1/2 study and define clinical development strategy for ATB200 for the treatment of Pompe	25%	90%	22.5%
Evaluate research opportunities to develop clinical candidates for 2018-2020	5%	100%	5.0%
Build and sustain an organization to support our long-term strategies	5%	100%	5.0%
Finish 2016 with a minimum of 18 months of cash	15%	87%	13.0%
TOTAL SCORE	100%		83.0%

  2016 Corporate Objectives Measurement

        In establishing the 2016 corporate objectives at the end of 2015, the Company and the Compensation Committee believed that the three most important goals for Amicus in 2016 were related to the three most advanced programs: Galafold (migalastat), SD-101, and ATB200, and weighted success on these program objectives equally, at 25% for each program. The objective for Galafold (migalastat) was global in scope and included the successful international launch of Galafold, the submission of an NDA for U.S. regulatory approval, and the pursuit of regulatory approvals in other geographies. Based on the regulatory approval of Galafold by European regulatory authorities in the second quarter and the subsequent success of the launch in early markets like Germany as well as the progress in obtaining regulatory approvals in countries outside the U.S., the Compensation Committee felt that the Company outperformed on the Galafold objective in regions outside the U.S. That outperformance was offset by a setback with the U.S. Food and Drug Administration (FDA), which prevented the Company from submitting an application for marketing approval in the U.S. in 2016. Taking all of these factors into consideration, the Compensation Committee determined that this objective was 90% completed and determined a score of 22.5% by multiplying the 25% weighting of this goal by the 90% achievement percentage.

        In September 2015, Amicus completed the acquisition of Scioderm and the Phase 3 SD-101 program in the treatment of Epidermolysis Bullosa. The Company and the Compensation Committee established the goal for 2016 to complete the Phase 3 trial for SD-101. Despite significant investment in the opening of additional clinical trial sites to offset lower than targeted enrollment, the clinical trial was not completed in 2016. The Company projects the completion of the trial by the middle of 2017. Therefore, the Compensation Committee determined a score of 15% by multiplying the 25% weighting by a 60% achievement percentage.

        Given the significant level of unmet need in Pompe disease and our belief that we have a differentiated product candidate (ATB200 plus chaperone) that could offer meaningful improvements over the current standard of care, we have identified Pompe disease as an area of long-term strategic importance to the Company. The Pompe goal for 2016 was to generate proof-of-concept data from Phase 1/2 study and define the clinical development strategy for ATB200 for the treatment of Pompe. In 2016, we successfully initiated a Phase 1/2 study in patients with Pompe disease and generated safety and early proof-of-concept data in the initial patients enrolled. The early data exceeded expectations but was tempered by enrollment that was slower than the internal target. The Compensation Committee weighed these factors and determined that this objective was 90% completed and determined a score of 22.5% by multiplying the 25% weighting by a 90% achievement percentage.

        Given the Company's stated objective of being at the forefront of rare and orphan disease, we believe that development of the earlier-stage pipeline is an important objective. In setting pipeline development goals for 2016, the Compensation Committee felt the goal of evaluating research opportunities to develop clinical candidates for 2018-2020 balanced the Company's strategic needs with its financial resources. Based upon the asset purchase of our CDKL5 program in July 2016, a promising early-stage program for a devastating and rare neurological disorder, the Compensation Committee subjectively determined that 100% of the goal was complete and determined a score of 5% by multiplying the 5% weighting by a 100% achievement percentage.

        As discussed above, we believe that our employees are central to executing on our corporate strategy. During 2016, we made significant progress in hiring the required commercial, administrative, and medical personnel for the International commercial organization to aggressively launch Galafold, while at the same time strengthening the U.S.-based leadership and maintaining a low level of turnover. As a result, the Compensation Committee determined a score of 5% by multiplying the 5% weighting by a 100% subjectively determined completion percentage.

        Our cash position directly affects our ability to establish commercial infrastructure, conduct our clinical and preclinical activities, hire and retain qualified and talented employees and pursue business development opportunities. Even though we have commercial sales, careful management of our cash is critical to our operations. Due to our careful expense management, a successful $250 million convertible debt financing in December 2016, and a successful $100 million At the Market (ATM) equity financing completed in the second and third quarters of 2016, we achieved our goal of ending the year with enough cash to fund our operations for a period of 18 months. Although the cash goal was met, due to the nature and timing of the convertible debt financing, the Compensation Committee determined a score of 13% by multiplying the 15% weighting by an 87% subjectively determined completion percentage.

  The Individual Multiplier

  Design

        While we believe that the corporate multiplier should remain the dominant factor in the bonus calculation, the Compensation Committee believes it is important to recognize and incentivize individual performance (other than with respect to our chief executive officer) as we advance towards our goal of becoming a fully integrated pharmaceutical company. We therefore determined that the individual multiplier for Messrs. Baird and Campbell and Drs. Do and Barth would range from 0-150% based on performance described below. As noted above, the Compensation Committee continues to believe that Mr. Crowley's bonus should be determined solely by reference to the corporate multiplier.

        The individual multiplier for each executive is determined after considering several factors including achievement of individual objectives, departmental or organizational performance, and other significant accomplishments. Individual objectives are necessarily tied to the particular area of expertise of the executive and are designed to support the Company's achievement of its corporate goals. Individual goals are evaluated based on leadership and performance on specific functional goals that are tied to the corporate goals.

        These objectives are set with the belief that full achievement will be difficult and challenging, but attainable, so long as the officer is fully committed to the accomplishment of such objectives through significant effort and dedication to the Company's strategies, and an ability to quickly adapt to a constantly evolving business environment.

        Individual performance objectives of our named executive officers, other than Mr. Crowley, are set by the executive officer to whom each such named executive officer reports, which for 2016 was Mr. Crowley. These objectives are neither reviewed nor approved by the Compensation Committee. Rather, these objectives serve as a measuring tool for our chief executive officer in formulating his recommendation to the Compensation Committee as to the appropriate individual multiplier for each named executive officer. During the annual review process, the Company's chief executive officer discusses with the Compensation Committee his overall evaluation for each executive which includes each such executive's performance and accomplishments as they relate to the Company's corporate goals, departmental performance, and other significant accomplishments. While the Compensation Committee relies in part on the chief executive officer's evaluation of the other named executive officers, it also considers the degree of difficulty in attaining the Company's goals and such executive's accomplishments. In considering the degree of difficulty, the Compensation Committee considers factors such as the influence of external events, including unanticipated clinical events and regulatory timelines, and the effort expanded by executives. The Compensation Committee reviews and discusses their evaluation of the Company's chief executive officer's performance and accomplishments in executive session along with the Lead Independent Director of the Board and without the presence of the chief executive officer. Upon the completion of such process the Compensation Committee subjectively determines the individual multiplier for each named executive officer, other than the chief executive officer, based on the Compensation Committee's subjective determination of such officer's satisfaction of the applicable goals.

  2016 Determinations

        In determining the individual multiplier for our named executive officers, the Compensation Committee noted each executive officer's individual and departmental performance throughout the year, and how those performances supported the Company's achievement of its corporate goals. The specific individual factors that the Compensation Committee noted in subjectively determining each named executive officer's individual multiplier were as follows:

  Bradley L. Campbell, President and Chief Operating Officer (100% Individual Multiplier)

  •
  Provided overall leadership of the build out of the international commercial organization and successful launch of Galafold Ex-US, with high level of patient uptake in areas with reimbursement;

  •
  Oversaw the program management function including the successful integration of development activities across miglastat, SD 101, and ATB200 programs; and

  •
  At the request of the company, in August 2016 moved to the United Kingdom to increase Senior Leadership Team presence in Amicus International Headquarters to lead the globalization process, provide more direct oversight of the launch and expand Amicus' presence with key stakeholders throughout Europe.

  William D. Baird, III, Chief Financial Officer (100% Individual Multiplier)

  •
  Significantly strengthened the balance sheet through the leadership and execution of a $100 million equity financing and a $250 million convertible debt financing. Successfully increased equity research coverage with three top-tier analysts initiating coverage in 2016;

  •
  Established International Finance organization which provided key support for the commercial launch, International operations, and product revenue recognition; and

  •
  Provided strategic and financial leadership to the Board, the Senior Leadership Team, and the program steering teams throughout the year.

  Jay Barth, Chief Medical Officer (95% Individual Multiplier)

  •
  Led efforts among the clinical and regulatory teams to ensure and on-time and successful MAA approval of Galafold in April 2016;

  •
  Designed and oversaw implementation of clinical strategy for ATB200 for Pompe disease, soliciting and incorporating feedback from Pompe key opinion leaders; and

  •
  Led clinical development of SD-101 and implemented changes to the Phase 3 protocol for SD-101 which may improve the probability of success of the study.

  Hung Do, Chief Science Officer (95% Individual Multiplier)

  •
  Provided key leadership role in the successful production of GMP batches of ATB200 to supply Pompe Phase 1/2 clinical studies;

  •
  Collaborated with clinical research team to design optimal Pompe clinical studies including analysis of factors to better understand muscle damage in Pompe disease and to develop new strategies to monitor pertinent disease biomarkers; and

  •
  Successfully completed creation and master cell banking of proprietary Fabry ERT for future manufacturing.

  Calculation of Annual Cash Incentive Bonuses

        The calculation of the named executive officers' individual cash incentive payments for service in 2016 is summarized in the table below.

Name and Principal Position	Corporate Multiplier (%)	Individual Multiplier (%)	Target Bonus (%)	Base Salary ($)	Payout ($)
John F. Crowley	83	N/A	60	$601,037	$299,316
Chairman and Chief Executive Officer
William D. Baird, III	83	100	40	396,550	131,655
Chief Financial Officer
Bradley L. Campbell	83	100	50	427,450	177,392
President and Chief Operating Officer
Jay Barth, M.D.	83	95	40	431,600	136,127
Chief Medical Officer
Hung Do, Ph.D.	83	95	40	370,800	116,950
Chief Science Officer

  Other Cash Incentives

        At the recommendation of the CEO and approved by the Compensation Committee, additional cash payments in the form of retention or performance bonuses may be granted to individuals. In March 2016, Dr. Barth received a one-time retention/performance bonus of $200,000 in recognition of Dr. Barth's achievements and the important long term role he plays with Amicus.

  Long Term Incentive Programs

        We believe that long-term performance will be achieved through an ownership culture that rewards our executives for maximizing stockholder value over time and that aligns the interests of our employees and management with those of stockholders. Our 2007 Amended and Restated Equity Incentive Plan, or the 2007 Plan, authorizes us to grant stock options, restricted stock, RSUs and other equity-based awards. We have historically elected to use stock options as the primary long-term equity incentive vehicle. We typically grant an initial stock option award to new employees and annual long-term incentive awards as part of our overall compensation program as well as option grants to reflect promotions, as necessary.

        2016 was a transition year for the Company's long-term incentive program. In early 2016, the Company evaluated its long term incentive strategy to align to its transition to a commercial stage company. Starting in the summer of 2016 we have adjusted our strategy by granting Restricted Stock Units, along with Stock Options, as part of the mix of annual equity grants to employees. For the named executive officers, our stock option awards generally vest over a four-year period with 25% vesting one year after the vesting commencement date and the remainder vesting ratably each month thereafter in equal installments over a three-year period subject to continued employment or association with us. The stock options expire ten years after the date of grant. Restricted stock unit awards generally vest over a four-year period with 25% vesting each year upon the anniversary of the grant.

        We have used stock options and restricted stock units as long-term incentive vehicles because we believe that:

  •
  Per the LTI strategy for 2016, the Committee believes that stock options and RSUs, along with their four- year vesting periods, provide a balanced mix to attract, motivate and retain executives;

  •
  Stock options are inherently performance based. Because all the value received by the recipient of a stock option is based on the growth of the stock price, stock options enhance the executives' incentive to increase our stock price and maximize stockholder value;

  •
  Restricted stock units help enhance executive actual stock ownership while helping to retain executives. Final value depends on the change in stock price over the vesting period;

  •
  Stock options and RSUs help to provide a balance to the overall executive compensation program as base salary and our annual performance bonus program focus on short-term compensation, while stock options and RSUs reward executives for increases in stockholder value over the longer term.

As in past years, the Compensation Committee determined that Mr. Crowley's January 2016 option grant would be granted with a strike price that was 130% of the closing price on the date of grant. After reevaluation of our compensation strategy due to commercialization, the Compensation Committee determined that a new mix of equity vehicles was appropriate for Mr. Crowley, the other named executive officers, as well as all other employees, as discussed more fully below. As a transition away from premium priced stock options, Mr. Crowley's June 2016 grant was one-third Stock Options that were priced at 130% of the closing price on the date of the grant, one-third priced at the fair market value on the date of the grant, and one-third as restricted stock units. Completing the transition away from premium priced options, for 2017, the Compensation Committee approved utilizing performance based restricted stock units for all named executive officers with goals linked to relative total shareholder return and long-term strategic pipeline goals.

Initial Stock Option Grants

        Executives who join us are typically awarded initial stock option grants. These grants have an exercise price equal to the closing price of our Common Stock on the date of grant. Our goal is to create a total compensation package for new employees that is competitive with other biotechnology companies and that will enable us to attract high quality people.

Stock Option and Restricted Stock Unit Awards

        The Compensation Committee believes that providing annual stock option and restricted stock unit grants beyond the initial stock option grant provides management with a strong link to long-term corporate performance and the creation of stockholder value, as well as providing continued retention via long-term vesting. Our practice had been to make semi-annual stock option awards to our named executive officers in connection with company-wide grants in the form of non-qualified stock options within the meaning of Section 422 of the Internal Revenue Code, as amended (the "Code"). In 2016, the Compensation Committee reevaluated our Long Term Incentive Strategy based on being a commercial stage company and approved the granting of restricted stock units to employees as part of the annual grant. For 2016, the Compensation Committee continued our past practice of utilizing a semi-annual grant cycle, which spread the incentives of the stock option grants across a broader time horizon and takes into account the historical volatility of our stock price. Starting in 2017, the Compensation Committee decided that Amicus should move to an annual grant cycle along with the new mix of equity vehicles consisting of fair market value stock options, restricted stock units, and performance restricted stock units as part of a performance share program.

        The Compensation Committee determines the number of shares subject to options or restricted stock units that are granted to our named executive officers in its sole discretion. In applying that discretion, the Compensation Committee takes into account a number of factors including the current price of our Common Stock, peer group data, individual role and performance and recent Company developments. All of the stock option and restricted stock unit awards are subject to four-year vesting schedules. The 2016 stock option and restricted stock unit grants are described in the section entitled "Grants of Plan-Based Awards." With the introduction of restricted stock units, the committee moved to approving 2017 LTI grants based on a fixed dollar value instead of its historical approach of granting on a fixed number of shares basis.

        We have typically awarded the largest number of stock options in each grant to our chief executive officer in recognition of his role as our principal executive officer, Chairman of the Board and primary decision maker for the Company. For these reasons, the Compensation Committee awarded Mr. Crowley options to purchase 250,000 shares of Common Stock in our company-wide grants in January 2016 granted with a strike price that was 130% of the closing price on the date of grant. In June 2016, the Compensation Committee adjusted the mix in Mr. Crowley's June grant and he received: options to purchase 83,333 shares of Common Stock in June 2016 granted with a strike price that was 130% of the closing price on the date of grant; options to purchase 83,333 shares of Common Stock granted with a strike price that was at fair market value on the date of grant; and 41,667 restricted stock units. The 2016 equity grants for all other NEOs are described in the section entitled "Grants of Plan-Based Awards."

        Factors that the Compensation Committee and our chief executive officer considered in making these stock option grants included (i) relative contribution toward achievement of current year corporate objectives, (ii) breadth of internal and external responsibilities, (iii) management responsibilities including managing direct reports, (iv) external benchmarking, and (v) tenure with Amicus. The specific individual factors that the Compensation Committee relied on for granting each award are substantially similar to those factors that contributed to a determination of the individual multiplier for each named executive officer discussed above under "2016 Determinations."

Non-Qualified Deferred Compensation Plans

  Amicus Therapeutics, Inc. Restricted Stock Unit Deferral Plan

        The Company maintains the Amicus Therapeutics, Inc. Restricted Stock Unit Deferral Plan (the "Stock Deferral Plan"). The Stock Deferral Plan provides eligible executives, including each of the named executive officers, with the voluntary opportunity to defer the receipt of RSUs otherwise payable to such eligible executives. After a deferral election is made, an executive's account is credited with the deferred

RSUs. All RSUs deferred under the Stock Deferral Plan are fully vested. The Company does not otherwise contribute to the Stock Deferral Plan and the amount an executive receives at the end of a deferral period is based solely on the value of the Company's stock at the end of the deferral period. Generally, an executive may voluntarily elect to re-defer any previously deferred RSUs for an additional period of not less than five years if, as required under the Code, such an election is made at least 12 months before the year in which the RSUs would otherwise be delivered.

        Not only does the Stock Deferral Plan allow our named executive officers to defer the Federal income taxes otherwise payable upon the delivery of RSUs, but, the Compensation Committee believes that with respect to executives who avail themselves of the deferral features of the Stock Deferral Plan, such executives will necessarily hold Company stock for a longer period of time. Accordingly, any RSUs deferred under the Stock Deferral Plan will continue to align such portion of our named executive officers' compensation with the interests of our stockholders for a longer period of time than would be provided by typical vesting periods. Regardless of an executive's election, any deferred RSUs will be distributed following the executive's death, disability or separation of service from the Company.

        All amounts deferred under the Stock Deferral Plan will continue for all purposes to be a part of the general funds of the Company and the executive's deferral will be subject to the general creditors of the Company.

  Amicus Therapeutics, Inc. Cash Deferral Plan

        The Company maintains the Amicus Therapeutics, Inc. Cash Deferral Plan, as amended (the "Cash Deferral Plan"). The Cash Deferral Plan provides eligible executives, including each of the named executive officers, and non-employee directors, with the voluntary opportunity to defer receipt of such participant's base salary, bonus and/or director's fees, as applicable. Any such deferrals are credited to a bookkeeping account maintained for the participant. The participant may make periodic hypothetical investments of the account and gains and losses on such hypothetical investments will be credited to the participant's account. A Participant is fully vested in all amounts, including earnings deferred under the Cash Deferral Plan. Distribution of the deferred amounts will generally be made on the distribution date elected by the participant. Generally, a participant may voluntarily elect to re-defer any previously deferred amount for an additional period of not less than five years if, as required under the Code, such an election is made at least 12 months before the year in which the amount would otherwise be delivered. Regardless of a Participant's election, any deferred amount will be distributed following a change in control of the Company or upon the Participant's death, disability or separation of service from the Company. The Company does not match when a participant defers any salary or bonus amounts in the Cash Deferral Plan.

        All amounts deferred under the Cash Deferral Plan will continue for all purposes to be a part of the general funds of the Company and the amounts deferred by the participants, including all deemed gains and losses attributable thereto, will be subject to the general creditors of the Company.

  Other Compensation

        Consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our named executive officers, including medical, dental, vision and life insurance coverage. All employees receive Company paid term life insurance equal to two times annual base salary, up to a maximum benefit of $1,000,000.

        In addition, we provide a Company match for our 401(k) Plan, subject to Federal guidelines and plan maximums. We match $1 for each $1 a participant defers into the plan up to 5% of each participant's salary and bonus paid during the year. The match vests 100% on the participant's one-year anniversary of employment at Amicus.

Additional Chief Executive Officer Benefits

        Our Company is engaged in a highly competitive industry developing medicines for unique and complicated genetic disorders. As chief executive officer, Mr. Crowley has significant responsibility for leading our Company and managing its progress toward achieving our corporate goals. Mr. Crowley's compensation reflects this responsibility and takes into account his unique circumstances.

        As part of his overall compensation, Mr. Crowley receives significant payments and benefits from the Company related to the healthcare and other associated costs incurred by his family. These amounts reflect substantial costs incurred for the treatment of a rare medical condition afflicting two members of Mr. Crowley's immediate family. We continued to make monthly compensation payments of $66,667 to Mr. Crowley to help defray the substantial out-of-pocket medical expenses incurred by Mr. Crowley and his family which we refer to as the Monthly Medical Payments. We agreed to make the Monthly Medical Payments to Mr. Crowley when we amended his employment agreement in December 2010 in order to compensate him for the loss of certain medical benefits previously afforded to Mr. Crowley resulting from the passing of federal legislation in 2010, as well as to limit the Company's exposure to Mr. Crowley's expected growth in future medical expenses.

Secondment Agreement with Mr. Campbell

        During 2016, the Company requested that Mr. Campbell temporarily relocate himself and his family to the United Kingdom to oversee and ensure the successful launch of Galafold in the pivotal first year of its international launch. Accordingly, on August 22, 2016, the Company entered into a secondment letter with Bradley Campbell outlining the relocation and tax equalization benefits for such assignment over the expected twelve month term of the agreement.

        Pursuant to such agreement, the Company paid Mr. Campbell a lump sum relocation payment of $15,000 to assist with miscellaneous transition expenses, as well as providing him with a per diem. In addition, the Company has reimbursed Mr. Campbell for, or directly paid, certain other expenses incurred in connection with such relocation. Pursuant to the Agreement, Mr. Campbell will also be entitled to certain tax equalization payments, including a gross-up, and other payments and/or reimbursements upon his eventual relocation back to the United States, which are intended to defray the costs he would otherwise incur in connection with this Company-requested relocation.

Termination Based Compensation

        Upon termination of employment under certain circumstances, our named executive officers are entitled to receive varying types of compensation. Elements of this compensation may include payments based upon a number of months of base salary, bonus amounts, acceleration of vesting of equity, health care coverage and other similar benefits. We believe that our termination-based compensation and acceleration of vesting of equity arrangements are in line with severance packages offered to named executive officers of other similar companies based upon market information, and are otherwise appropriate given the executive's role and service to the Company. We also have granted severance and acceleration of vesting of equity benefits to our named executive officers in the event of a change of control if the executive is terminated within a certain period of time following the change of control. We believe that change of control-related benefits are necessary in order for our named executive officers to direct their full attention to the successful consummation of a transaction without distraction, and that this "double trigger" requirement maximizes stockholder value because it prevents an unintended windfall to management in the event of a friendly or non-hostile change of control. Unlike the severance arrangements and the options, for 2016 and years prior, the RSUs granted to our named executive officers from time to time generally do accelerate upon a change in control.

Executive Compensation

Summary Compensation Table

        The following table provides information regarding the compensation that we paid to each person serving as our principal executive officer, our principal financial officer and each of our other three most highly compensated executive officers during the years indicated below (collectively, the "named executive officers").

Name and Principal Position	Fiscal Year	Salary ($)	Bonus(1) ($)		Stock Awards(2) ($)	Option Awards(2) ($)	Change in Pension Value & Non- Qualified Deferred Compensation Earnings		All Other Compensation ($)		Total ($)
John F. Crowley	2016	$601,037	$299,316		$254,169	$2,198,129	$31,539	(3)	$815,178	(4)	$4,199,368
Chairman and Chief	2015	582,400	314,496			3,013,039	—		815,166		4,725,101
Executive Officer	2014	561,350	522,055			851,630			815,445		2,750,480
William D. Baird III	2016	396,550	131,655		91,500	832,036			15,316	(5)	1,467,056
Chief Financial Officer	2015	385,000	141,680			1,264,576			14,650		1,805,906
	2014	351,002	217,621		215,000	343,800			15,250		1,142,673
Bradley L. Campbell	2016	427,450	177,392		152,000	960,178			53,146	(6)	1,770,666
President and Chief	2015	415,000	152,720			1,346,302			15,166		1,929,188
Operating Officer	2014	386,957	248,000		509,000	343,800			15,503		1,503,260
Jay Barth, M.D.,	2016	431,600	336,127	(7)	91,500	832,036			14,566	(8)	1,505,828
Chief Medical Officer	2015	415,000	154,380			1,205,793			14,650		1,789,823
	2014	323,077	384,000		107,500	387,500			15,232		1,217,309
Hung Do, Ph.D.,	2016	370,800	116,950		76,250	693,363			14,566	(8)	1,271,929
Chief Science Officer	2015	360,000	132,480			906,857			14,650		1,413,987

(1)
The 2016 amount represents bonuses earned in 2016 and paid in 2017.

(2)
The grant date fair value of restricted stock unit awards and option awards granted to our named executive officers was computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. Assumptions made in this valuation are discussed in our annual report for the year ended December 31, 2016, filed with the SEC on Form 10-K on March 1, 2017, at Item 7—Management's Discussion and Analysis of Financial Condition and Results of Operations—Stock-Based Compensation. These amounts reflect the stock price at the time of the grant.

(3)
Consists of gains on investments in Mr. Crowley's deferred compensation plan account; please see the "Nonqualified Deferred Compensation" table below.

(4)
Includes $13,000 of 401(k) employer match, $800,000 of payments made in connection with reimbursements for medical expenses under Mr. Crowley's current employment agreement, $750 for health care savings account and $1,428 in life insurance premiums.

(5)
Includes $13,000 of 401(k) employer match, $1,500 for health care savings account and $816 in life insurance premiums.

(6)
Includes $13,000 of 401(k) employer match, $750 for health care savings account, $1,428 in life insurance premiums, $25,032 relocation bonus related to his secondment agreement and $12,936 per diem payments related to his secondment agreement.

(7)
In March 2016, Dr. Barth received a one-time retention/performance bonus of $200,000 in recognition of Dr. Barth's achievements and the important long term role he plays with Amicus.

(8)
Includes $13,000 of 401(k) employer match, $750 for health care savings account and $816 in life insurance premiums.

Grants of Plan-Based Awards

        The following table presents information concerning grants of equity awards to each of the named executive officers during 2016.

Name and Principal Position	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(1) (#)	All Other Option Awards: Number of Securities Underlying Options(2) (#)	Exercise Price of Equity Awards ($/Sh)(3)		Grant Date Fair Value of Stock and Option Awards(4) ($)
John F. Crowley	1/4/2016		250,000	$11.74	(3)	$1,505,153
Chairman and Chief Executive Officer	6/15/2016		83,333	6.10		356,939
	6/15/2016		83,333	7.93	(3)	336,037
	6/15/2016	41,667				254,169
William D. Baird, III	1/4/2016		90,000	9.03		575,039
Chief Financial Officer	6/15/2016		60,000	6.10		256,997
	6/15/2016	15,000				91,500
Bradley L. Campbell	1/4/2016		100,000	9.03		638,931
President and Chief Operating Officer	6/15/2016		75,000	6.10		321,247
	6/15/2016	25,000				152,500
Jay Barth, M.D.,	1/4/2016		90,000	9.03		575,039
Chief Medical Officer	6/15/2016		60,000	6.10		256,997
	6/15/2016	15,000				91,500
Hung Do, Ph.D.,	1/4/2016		75,000	9.03		479,199
Chief Science Officer	6/15/2016		50,000	6.10		214,164
	6/15/2016	12,500				76,250

(1)
Vesting of the RSU is subject to the participant's continuous service with the Company through the applicable vesting date with the following schedule: 25% of the total number of shares vest on the first anniversary of the Grant Date, with 25% on each successive Grant Date anniversary.

(2)
Each option has a term of ten years and vests in accordance with the following schedule: 25% of the total number of shares vest on the first anniversary of the Grant Date and 1/48th of the total number of shares vest on the first day of the following 36 months.

(3)
The Compensation Committee determined that certain of Mr. Crowley's 2016 option grants would be granted with a strike price that was 130% of the closing price on the date of grant, continuing a practice from previous years.

(4)
Amounts represent the grant date fair value calculated in accordance with FASB ASC 718.

Outstanding Equity Awards at Year-End

        The following table presents the outstanding equity awards held by each of the named executive officers as of December 31, 2016.

	Option Awards					Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)(2)	Market Value of Units of Stock That Have Not Vested ($)(3)
John F. Crowley	200,000	—		$13.425	4/25/2017	41,667	$207,085
Chairman and Chief	125,000	—		10.21	2/5/2018
Executive Officer	103,500	—		10.36	2/3/2019
	103,975	—		5.96	1/19/2021
	136,807	—		6.45	2/15/2022
	150,000	—		4.38	6/4/2022
	161,545	3,455	(4)	3.53	1/28/2023
	144,360	20,640	(5)	2.52	6/18/2023
	156,389	58,711	(6)	3.19	1/3/2024
	143,738	86,262	(7)	3.82	6/26/2024
	110,201	119,799	(8)	11.19	1/2/2025
	86,246	143,754	(9)	15.96	6/1/2025
	—	250,000	(10)	11.74	1/4/2026
	—	83,333	(11)	6.10	6/15/2026
	—	83,333	(11)	7.93	6/15/2026
William D. Baird III	175,000	—		4.66	4/16/2022	15,000	74,550
Chief Financial Officer	50,000	—		4.38	6/4/2022
	36,639	1,609	(4)	3.53	1/28/2023
	36,639	9,585	(5)	2.52	6/18/2023
	39,625	24,375	(6)	2.45	1/3/2024
	56,250	33,750	(7)	2.94	6/26/2024
	43,125	46,875	(8)	8.61	1/2/2025
	33,750	56,250	(9)	12.28	6/1/2025
	—	90,000	(10)	9.03	1/4/2026
	—	60,000	(11)	6.10	6/15/2026
Bradley L. Campbell	26,667	—		13.425	4/25/2017	25,000	124,250
President and Chief	32,500	—		10.21	2/5/2018
Operating Officer	36,000	—		10.36	2/3/2019
	30,000	—		5.96	1/19/2021
	60,000	—		6.06	6/16/2021
	70,000	—		6.45	2/15/2022
	80,000	—		4.38	6/4/2022
	76,200	1,800	(4)	3.53	1/28/2023
	74,350	10,650	(5)	2.52	6/18/2023
	65,125	24,375	(6)	2.45	1/3/2024
	56,250	33,750	(7)	2.94	6/26/2024
	43,125	46,875	(8)	8.61	1/2/2025
	37,498	62,502	(9)	12.28	6/1/2025
	—	100,000	(10)	9.03	1/4/2026
	—	75,000	(11)	6.10	6/15/2026
Jay Barth, M.D.	120,295	54,705	(12)	2.29	3/7/2024	15,000	74,550
Chief Medical Officer	31,238	18,762	(7)	2.94	6/26/2024
	38,326	41,674	(8)	8.61	1/2/2025
	33,750	56,250	(9)	12.28	6/1/2025
	—	90,000	(10)	9.03	1/4/2026
	—	60,000	(11)	6.10	6/15/2026
Hung Do, Ph.D.	28,116	16,884	(7)	2.94	6/26/2024	12,500	62,125
Chief Science Officer	23,951	26,049	(8)	8.61	1/2/2025
	28,122	46,878	(9)	12.28	6/1/2025
	—	75,000	(10)	9.03	1/4/2026
	—	50,000	(11)	6.10	6/15/2026

(1)
25% of the total number of shares subject to the option vest on the first anniversary of the date of grant; the remainder vest 1/36th per month thereafter.

(2)
Vesting of the RSU is subject to the participant's continuous service with the Company through the applicable vesting date with the following schedule: 25% of the total number of shares vest on June 15, 2017, with 25% on each successive June 15th for the next three years.

(3)
The market value is based on the closing stock price of $4.97 on December 31, 2016.

(4)
The date of the grant was January 28, 2013.

(5)
The date of the grant was June 18, 2013.

(6)
The date of the grant was January 3, 2014.

(7)
The date of the grant was June 26, 2014.

(8)
The date of the grant was January 2, 2015.

(9)
The date of the grant was June 1, 2015.

(10)
The date of grant was January 4, 2016.

(11)
The date of grant was June 15, 2016.

(12)
The date of grant was March 7, 2014.

Option Exercises and Stock Vested at Year End

        Our executive officers must use pre-established trading plans to sell shares of Amicus Therapeutics, Inc. stock. Trading plans may only be entered into when the executive is not in possession of material non-public information about the Company, and we require a waiting period following the establishment of a trading plan before any trades may be executed. Our policy is designed to provide safeguards that will allow our executives an opportunity to realize the value intended by the Company in granting equity-based awards.

        The following table shows information regarding option exercises and stock vested for each named executive officer during the year ended December 31, 2016.

Name and Principal Position	Number of Shares Acquired on Exercise	Value Realized upon Exercise(1)	Number of Shares Vested	Value Realized upon Vesting(2)
William D. Baird III	3,500	$19,425	—	$—
Chief Financial Officer
Bradley L. Campbell	—	—	100,000	$903,000
President and Chief Operating Officer

(1)
The value realized is the difference between the fair market value of a share of our common stock at the time of exercise and the option exercise price, multiplied by the number of shares acquired on each exercise.

(2)
The value realized on vesting on stock awards is based on the closing price on the date of vesting. The receipt of 100,000 shares with a value of $903,000 for Mr. Campbell was deferred until January 3, 2017.

Non-Qualified Deferred Compensation

        Our Non-Qualified Cash Deferral Plan (the "Deferral Plan") covers our executive officers and our non-employee directors. The Deferral Plan, which provides the participants with an opportunity to defer the receipt of such participant's base salary and/or bonus. The Company does not match participants' voluntary contributions to the deferral plan. Earnings are determined solely by an executive's hypothetical investment of any amount deferred in any pre-selected investment permitted under the Deferral Plan. All amounts in the Deferral Plan are fully vested at all times.

Name and Principal Position	Executive Contributions in Last Fiscal Year		Aggregate Earnings in Last Fiscal Year		Aggregate Distributions in Last Fiscal Year	Aggregate Balance at Last Fiscal Year
John F. Crowley	$360,021	(1)	$31,539	(2)	—	$1,195,757	(3)
Chairman and Chief Executive Officer
Bradley L. Campbell	$903,000	(4)	$(406,000	)(5)	—	$497,000	(6)
President and Chief Operating Officer

(1)
$210,363 of this amount is included in the salary column and $149,658 of this amount is included in the bonus column, respectively, in the summary compensation table.

(2)
Represents investments gains determined by the hypothetical investments elected by Mr. Crowley in the last fiscal year as permitted under the Deferral Plan.

(3)
This column includes $804,197 compensation earned and deferred in prior years, which was disclosed in prior year Proxy statements.

(4)
Represents the value of Mr. Campbell's RSUs as of July 1, 2016, the date such RSUs vested. This amount is also reported above in the Option Exercises and Stock Vested at Year End table.

(5)
Represents investment loss equal to the decrease in value of the shares of our common stock of which Mr. Campbell deferred receipt.

(6)
Represents the value of the 100,000 deferred shares valued using the closing stock price of $4.97 on December 31, 2016. This column includes $294,000 in compensation, which was disclosed in prior year Proxy statements.

Severance Benefits and Change of Control Arrangements

        We have agreed to provide severance benefits and change of control arrangements to our current executives as described below.

        John F. Crowley.    We employ Mr. Crowley as our chief executive officer pursuant to an employment agreement. The agreement will continue for successive one-year terms until either Mr. Crowley or the company provide written notice of termination to the other in accordance with the terms of the agreement. Upon the termination of his employment by the company other than for cause, or if the company decides not to extend Mr. Crowley's agreement at the end of any term, or if Mr. Crowley resigns for good reason, Mr. Crowley has the right to receive (i) a severance payment in an amount equal to his then current base salary payable over 18 months in accordance with the company's regular payroll practices, (ii) an additional payment equal to 150% of the target bonus for the year in which the termination occurs, (iii) continued Monthly Medical Payments for a period of 18 months, and (iv) continuation of health care coverage under COBRA with premiums to be paid by the Company for up to 29 months. Further, the vesting of all options then held by Mr. Crowley shall accelerate by one year. Mr. Crowley is not entitled to severance payments if the company terminates him for cause or if he resigns without good reason.

        Further, if upon the termination of Mr. Crowley's employment by the company other than for cause, or if the company decides not to extend his employment agreement at the end of any term, or if Mr. Crowley resigns for good reason, in each case within twelve months following a change of control in the Company, then Mr. Crowley has the right to receive (i) a severance payment in an amount equal to two times his then current base salary payable over 24 months in accordance with our regular payroll practices, (ii) an additional payment equal to 200% of the target bonus for the year in which the termination occurs, (iii) continued Monthly Medical Payments for a period of 24 months, and (iv) continuation of health care coverage under COBRA with premiums to be paid by the Company for up to 29 months. Further, the vesting of all remaining unvested options and restricted stock grants then held by Mr. Crowley would accelerate in full.

        Finally, if Mr. Crowley's employment ceases due to his death or disability, he (or his estate, as applicable) will be entitled to (i) continuation of the Monthly Medical Payments for 12 months, and (ii) continuation of health care coverage under COBRA with premiums to be subsidized by the Company for up to 12 months. We believe that the severance package for our chief executive officer is appropriate considering his role, responsibilities and his excellent historical service to the Company.

  Other Named Executive Officers.

        Baird, Barth, Campbell and Do.    We employ Mr. Baird as our Chief Financial Officer, Dr. Barth as Chief Medical Officer, Mr. Campbell as our President and Chief Operating Officer and Dr. Do as our Chief Science Officer, pursuant to their respective employment agreements. If any of these executive officers is terminated without cause, then the executive officer has the right to receive:

  •
  continuation of such executive's base salary for 12 months;

  •
  an amount equal to the target bonus for such executive officer pro-rated for the number of months actually worked in the year of termination;

  •
  vesting of option awards then held by them will automatically accelerate by twelve months; and

  •
  continuation of health care coverage under COBRA with premiums to be paid by the Company for a period of 12 months.

        In addition, if any of these executive officers is terminated other than for cause within 12 months following certain corporate changes or, if following those changes, the executive officer resigns for good reason, then the executive officer has the right to receive:

  •
  continuation of such executive's base salary for 18 months;

  •
  an amount equal to such executive officer's target bonus;

  •
  any outstanding unvested stock options and restricted stock grants held by the executive officer will fully vest; and

  •
  continuation of health care coverage under COBRA with premiums to be paid by the Company for a period of 18 months.

        Finally, if the executive's employment ceases due to death or disability, such executive will be entitled to continuation of health care coverage under COBRA with premiums to be subsidized by the Company for up to 12 months.

        As a condition to the payment of the foregoing severance benefits, a departing executive officer is required to execute a general release of claims against the Company and its affiliates. Each named executive officer is bound by non-disclosure, inventions transfer, non-solicitation and non-competition covenants that prohibit the executive officer from competing with us during the term of his or her employment and for twelve months after termination of employment.

Potential Payments upon Termination without Cause or Resignation for Good Reason

        For each named executive officer the following table sets forth quantitative estimates of the benefits that would have accrued to each of our named executive officers if such executive's employment had been terminated without cause or, in the case of Mr. Crowley, he resigned for good reason, on December 31,

2016 other than in connection with a change of control. Amounts below reflect potential payments pursuant to the severance agreements for such named executive officers.

Name and Principal Position	Salary Continuation ($)		Bonus ($)(1)	Benefit Continuation ($)(2)		Value of Stock Option Vesting ($)(3)	Total ($)
John F. Crowley	901,556	(4)	540,933	1,273,067	(5)	217,095	2,932,652
Chairman and Chief Executive Officer
William D. Baird, III	396,550	(6)	131,655	31,806		128,191	688,202
Chief Financial Officer
Bradley L. Campbell	427,450	(7)	177,392	24,878		131,060	760,779
President and Chief Operating Officer
Jay Barth, M.D.	431,600	(7)	136,127	31,806		142,582	742,115
Chief Medical Officer
Hung Do, Ph.D.	370,800	(6)	116,950	31,806		22,825	542,382
Chief Science Officer

(1)
Bonus component paid in lump sum.

(2)
Other than with respect to Mr. Crowley, benefits to be continued consist of COBRA premiums paid by the Company for 12 months.

(3)
Value of the options that would accelerate upon such event are valued using the closing stock price of $4.97 on December 31, 2016.

(4)
Base salary paid in installments over an 18 month period following such termination of employment.

(5)
Benefits to be continued consist of estimated healthcare costs and health insurance premiums for Mr. Crowley's family, which primarily consists of the Monthly Medical Payments paid over 18 months.

(6)
Base salary paid in installments over a 6 month period following such termination of employment.

(7)
Base salary paid in installments over a 12 month period following such termination of employment.

Potential Payments upon Termination Due to Change of Control

        The following table sets forth quantitative estimates of the benefits that would have accrued to each of our named executive officers, if his employment had been terminated due to a termination without cause or a resignation with good reason on December 31, 2016, assuming that such termination occurs within twelve months following a change of control or, in the case of Mr. Crowley, within three months prior to or twelve months following the date on which the change of control occurs.

Name and Principal Position	Salary Continuation ($)		Bonus ($)(1)	Benefit Continuation ($)(2)		Value of RSU Vesting ($)(3)	Value of Stock Option Vesting ($)(3)	Total ($)
John F. Crowley	$1,202,074	(4)	$721,244	$1,673,069	(5)	$207,085	$258,182	$4,061,654
Chairman and Chief
Executive Officer
William D. Baird, III	594,825	(6)	131,655	47,709		74,550	155,754	1,004,492
Chief Financial Officer
Bradley L. Campbell	641,175	(6)	177,392	37,317		124,250	158,622	1,138,756
President and Chief
Operating Officer
Jay Barth M.D.	647,400	(7)	136,127	47,709		74,550	184,696	1,090,482
Chief Medical Officer
Hung Do, Ph.D.	556,200	(7)	116,950	47,709		62,125	34,275	817,259
Chief Science Officer

(1)
Bonus component paid in lump sum.

(2)
Other than with respect to Mr. Crowley, benefits to be continued consist of COBRA premiums paid by the Company for 18 months.

(3)
Value of the options and RSUs that would accelerate upon such event are valued using the closing stock price of $4.97 on December 31, 2016.

(4)
Base salary paid in installments over a 24 month period following such termination of employment.

(5)
Benefits to be continued consist of estimated healthcare costs and health insurance premiums for Mr. Crowley's family, which primarily consists of the Monthly Medical Payments paid over 29 months.

(6)
Base salary paid in installments over an 18 month period following such termination of employment.

(7)
Base salary paid in installments over a 12 month period following such termination of employment.

Potential Payments upon Termination Due to Death or Disability

        The following sets forth quantitative estimates of the benefits that would have accrued to each of our named executive officers, if his employment had been terminated due to death or disability on December 31, 2016.

Name and Principal Position	Benefit Continuation ($)(1)	Total ($)
John F. Crowley	$830,236	$830,236
Chairman and Chief Executive Officer
William D. Baird, III	31,806	31,806
Chief Financial Officer
Bradley L. Campbell	24,878	24,878
President and Chief Operating Officer
Jay Barth, M.D.	31,806	31,806
Chief Medical Officer
Hung Do, Ph.D.	31,806	31,806
Chief Science Officer

(1)
Benefits to be continued consist of COBRA and HSA premiums paid by the Company for 12 months following such termination. For Mr. Crowley, this also includes the Monthly Medical Payments.

Director Compensation

        Pursuant to our Director Compensation Policy, each non-employee member of our Board received the following cash compensation for Board services during 2016, as applicable:

  •
  $30,000 per year for service as lead independent director;

  •
  $37,500 per year for service as a Board member;

  •
  $30,000 per year for service as chairperson of the Audit Committee (inclusive of committee membership fees described below);

  •
  $20,000 per year for service as chairperson of the Compensation Committee (inclusive of committee membership fees described below);

  •
  $12,500 per year for service as chairperson of the Nominating/Corporate Governance Committee or the Science and Technology Committee (inclusive of committee membership fees described below); and

  •
  $10,000 per year for service as a member of the Audit Committee and $5,000 per year for service as a member of the Compensation Committee, the Nominating and Corporate Governance Committee or the Science and Technology Committee.

        Pursuant to the 2007 Director Option Plan, each director automatically receives an annual grant of options to purchase 20,000 shares, subject to adjustment, on the date of our Annual Meeting of Stockholders and the each grant will vest in full at the next Annual Meeting of Stockholders. The exercise price of each option granted to a non-employee director will be equal to 100% of the fair market value on the date of grant of the shares covered by the option. Options will have a maximum term of 10 years measured from the grant date, subject to termination in the event of the optionee's cessation of Board service. All of our directors are also eligible to participate in our 2007 Equity Incentive Plan.

        Each of our new, independent Board members receives options to purchase 30,000 shares of our Common Stock in connection with their election to the Board. In 2016, this initial grant only applied to Mr. Wheeler. The exercise price of these stock options is equal to 100% of the fair market value on the date of grant of the shares covered by the stock option. Unlike the annual grant to our directors, but consistent with our grants to our named executive officers, these initial grant awards vest over a four year period with 25% vesting one year after the vesting commencement date and the remainder vesting ratably each month thereafter in equal installments over a three year period subject to continued service as a director. We expect to make additional initial grants of stock options to any new Board members in the future.

Summary of Non-Employee Director Compensation Table

        The following table provides information regarding the compensation that we paid to each of our non-employee directors during the year ended December 31, 2016.

Name	Fees Earned ($)(1)	Option Awards ($)(2)	Total ($)
Glenn P. Sblendorio	$67,500	$94,372	$161,872
Robert Essner	47,500	94,372	141,872
Michael G. Raab	52,500	94,372	146,872
Ted W. Love, M.D.	47,500	94,372	141,872
Sol J. Barer, Ph.D(3)	42,500	94,372	136,872
Donald J. Hayden, Jr.	80,000	94,372	174,372
Margaret G. McGlynn, R.Ph.	62,500	94,372	156,872
Craig Wheeler	24,433	141,559	165,992

(1)
Represents fees paid to non-employee director pursuant to Director Compensation Policy.

(2)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. Assumptions made in this valuation are discussed in our annual report for the year ended December 31, 2016, filed with the SEC on Form 10-K on March 1, 2017, at Item 7—Management's Discussion and Analysis of Financial Condition and Results of Operations—Stock-Based Compensation. Subject generally to continued service, annual director grant options vest one year from date of grant while the initial director grant options vest over four years.

(3)
Dr. Barer tendered his resignation from the Board effective February 9, 2017.

        As of December 31, 2016, our non-employee directors had the following number of stock options outstanding:

Name	Aggregate Options Outstanding	Vested/Unvested
Michael G. Raab	125,000	105,000/20,000
Glenn P. Sblendorio	85,000	65,000/20,000
Sol J. Barer, Ph.D(1)	145,000	125,000/20,000
Donald J. Hayden, Jr.	140,000	120,000/20,000
Margaret G. McGlynn, R.Ph.	135,000	115,000/20,000
Ted W. Love, M.D.	100,000	80,000/20,000
Robert Essner	100,000	80,000/20,000
Craig Wheeler	30,000	0/30,000

Non-employee directors are also eligible to defer board fees pursuant to the terms of the Cash Deferral Plan, described more fully above.

(1)
Dr. Barer tendered his resignation from the Board effective February 9, 2017.

Non-Qualified Deferred Compensation for Non-Employee Directors

        Our Deferral Plan covers our executive officers and members of our Board. The Company's Deferral Plan, which provides the participants with an opportunity to defer the receipt of such participant's base salary, bonus and director's fees, as applicable. The Company does not match participants' voluntary contributions to the deferral plan.

Name and Principal Position	Director Contributions in Last Fiscal Year(1)	Aggregate Earnings in Last Fiscal Year	Aggregate Distributions in Last Fiscal Year	Aggregate Balance at Last Fiscal Year(2)
Glenn P. Sblendorio	$30,917	$4,194	—	$79,728

(1)
Amount deferred is reflected in the "Fees Earned" column above in the Summary Director Compensation Table.

(2)
This column includes director fees earned and deferred in prior years.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee is comprised entirely of independent directors. The Compensation Committee of our Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears in this Proxy Statement, with our management. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and our 2016 Annual Report on Form 10-K, as amended.

Members of the Amicus Therapeutics, Inc.

Compensation Committee:

Margaret G. McGlynn, R.Ph., Chair
Michael G. Raab
Craig Wheeler

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the above report shall not be deemed to be "soliciting material" or "filed" with the SEC and shall not be deemed to be incorporated by reference into any such filing.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of holdings and transactions in our Common Stock with the SEC. To our knowledge, based solely on our review of copies of the reports received by us and written representations by these individuals that no other reports were required, all such Section 16(a) filing requirements were met except that the Form 4 of Redmile Group, LLC was filed late in connection with its purchase of shares of our Common Stock on June 3, 2016.

POLICIES AND PROCEDURES FOR RELATED PARTY TRANSACTIONS

        Our Board maintains a formal policy for the review of any transaction, arrangement or relationship in which Amicus is a participant and one of our executive officers, directors, director nominees, 5% stockholders (or their immediate family members), each of whom we refer to as a "related party," has a direct or indirect interest. If a related party proposes to enter into such a transaction, arrangement or relationship, which we refer to as a "related party transaction," the related party must report the proposed transaction to our Chief Financial Officer or Senior Vice President, Finance. The proposed related party transaction must be reviewed and, if deemed appropriate, approved by the Board's Audit Committee prior to entry into such transaction, or ratified as soon as reasonably practicable after discovery that approval is required.

        The Audit Committee may approve or ratify the transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is not inconsistent with the Company's best interests and does not violate its Code of Business Conduct and Ethics. Any related party transactions that are ongoing in nature will be reviewed annually. The Audit Committee will review and consider such information regarding the related party transaction as it deems appropriate under the circumstances.

        In October 2015, we entered into the October 2015 Purchase Agreement with Redmile Capital Fund, LP and certain funds and accounts managed or advised by it (collectively referred to as "Redmile"), who beneficially owned approximately 6.7% of our common stock as of December 31, 2015, as set forth in the October 2015 Purchase Agreement, whereby we sold, on a private placement basis, (a) $50.0 million aggregate principal amount of its unsecured promissory notes and (b) 1.3 million warrants that have a term of five years.

        On February 19, 2016, we entered into a Note and Warrant Purchase Agreement (the "February 2016 Purchase Agreement") with Redmile whereby we sold, on a private placement basis, (a) $50 million aggregate principal amount of unsecured promissory notes and (b) five-year warrants to purchase up to 37 shares of our common stock for every $1,000 of the principal amount of notes purchased by each purchaser, for an aggregate of up to 1,850,000 shares of common stock issuable under the warrants. We agreed with Redmile that in full consideration of the purchase price for the notes issued under the October 2015 Purchase Agreement, Redmile surrendered for cancellation all notes and warrants acquired from the October 2015 Purchase Agreement and we paid Redmile any unpaid interest accrued thereunder.

        On June 30, 2016, following the marketing approval for migalastat in Europe, we entered into a Joinder to and Amendment of Note and Warrant Purchase Agreement (the "Amended Purchase Agreement") with Redmile. Such amendment joined GCM Grosvenor Special Opportunities Master Fund, Ltd ("GCM") to the February 2016 Purchase Agreement. Pursuant to the Amended Purchase Agreement, we sold an additional $30 million unsecured promissory notes and five year warrants to purchase up to 42 shares of the our common stock for every $1,000 of the principal amount of additional notes purchased, for an aggregate of up to 1,260,000 shares of common stock issuable under the additional warrants.

        On December 15, 2016, we entered into a Note Purchase Agreement with GCM and Redmile, pursuant to which we agreed to prepay all outstanding principal and accrued and unpaid interest on the notes issued by us and held by GCM and Redmile. Such prepayment was made on December 21, 2016, which resulted in a non-cash loss of $13.3 million.

 CODE OF CONDUCT AND ETHICS

        We have adopted a code of conduct and ethics that applies to all of our employees, including our principal executive officer and principal financial and accounting officer, and our directors. The text of the code of conduct and ethics is posted on our web site at www.amicusrx.com and will be made available to stockholders without charge, upon request, in writing to Secretary, c/o Amicus Therapeutics, Inc. at 1 Cedar Brook Drive, Cranbury, New Jersey 08512. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial and accounting officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless web site posting of such amendments or waivers is then permitted by the rules of NASDAQ.

 PROPOSAL NO. 1—ELECTION OF DIRECTORS

        The Board has voted to nominate Dr. Ted Love and Robert Essner for election at the Annual Meeting for a term of three years to serve as Class I directors until the 2020 Annual Meeting of Stockholders, and until their respective successors are duly elected and qualified. The Class II directors—Craig Wheeler and Donald J. Hayden—and the Class III directors—John F. Crowley, Donald Hayden, Margaret McGlynn, R.Ph., Michael Raab, and Glenn Sblendorio—will serve until the Annual Meetings of Stockholders to be held in 2018 and 2019 respectively, and until their respective successors have been elected and qualified.

        Unless authority to vote for any of these nominees is withheld, the shares represented by the signed and dated proxy cards will be voted FOR the election as directors of Dr. Ted Love and Robert Essner. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted at the discretion of the individuals designated as proxies on the proxy cards. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

        A plurality of the shares voted at the Annual Meeting is required to elect each nominee as a director.

        The Board recommends the vote "FOR" the election of each of Dr. Ted Love and Robert Essner as a director, and proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

 PROPOSAL NO. 2—INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit and Compliance Committee has appointed Ernst & Young LLP, independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2017. The Board proposes that the stockholders ratify this appointment. Ernst & Young LLP audited our financial statements for the fiscal year ended December 31, 2016. We expect that representatives of Ernst & Young LLP will be present at the meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

        The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended December 31, 2016 and 2015, and fees billed for other services rendered by Ernst & Young LLP during those periods. All of such fees were approved by the Audit and Compliance Committee.

	December 31,
	2016	2015
Audit Fees	$1,578,983	$815,500
Tax Fees	17,000	—
All Other Fees	2,000	2,000

Total	$1,597,983	$817,500

        Fees for audit services included fees associated with the annual financial statement audit, an audit of our internal controls over financial reporting and reviews of the quarterly reports on Form 10-Q for both 2016 and 2015. In 2016, audit fees also included $168,000 related to audit work for the financing transactions for the "At the Market" equity offering commenced in February 2016 and the convertible debt financing completed in December 2016 and $16,500 related to consents required for SEC filings. In 2015, the audit fees also included costs of $89,500 associated with the review of our Forms S-3 and related Prospectus Supplement for the secondary financing completed in June 2015. Fees for tax services in 2016 included fees associated with an IRS Code Section 382 study and fees related to certain compliance requirements related to our Convertible Debt offering. All other fees in 2016 and 2015 were for the subscription fees paid for access to the Ernst & Young LLP on line Accounting & Auditing Research Tool.

Policy on Audit and Compliance Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Registered Public Accounting Firm

        Consistent with SEC policies regarding auditor independence, the Audit and Compliance Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit and Compliance Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

        Prior to engagement of the independent registered public accounting firm for the next year's audit, management will submit an aggregate estimate of services expected to be rendered during that year for each of four categories of services to the Audit and Compliance Committee for approval.

  1.
  Audit services include audit work performed in the preparation of financial statements, as well as work that only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

  2.
  Audit-Related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

  3.
  Tax services include all services performed by the independent registered public accounting firm's tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

  4.
  Other Fees are those associated with services not captured in the other categories.

        Prior to engagement, the Audit and Compliance Committee pre-approves these services by category of service. The fees are budgeted and the Audit and Compliance Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit and Compliance Committee requires specific pre-approval before engaging the independent registered public accounting firm.

        The Audit and Compliance Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit and Compliance Committee at its next scheduled meeting.

        In the event the stockholders do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, the Audit and Compliance Committee will reconsider its appointment.

        The affirmative vote of a majority of the shares voted affirmatively or negatively on the matter at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm.

        The Board recommends the vote "FOR" to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, and proxies solicited by the Board will be voted in favor of such ratification unless a stockholder indicates otherwise on the proxy.

 REPORT OF AUDIT AND COMPLIANCE COMMITTEE

        The Audit and Compliance Committee of the Board, which currently consists entirely of directors who meet the independence and experience requirements of the rules and regulations of NASDAQ and the Exchange Act, has furnished the following report.

        The Audit and Compliance Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This Committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit and Compliance Committee is responsible for overseeing our financial reporting process on behalf of the Board, and for the appointment, compensation, retention, and oversight of the work of Ernst & Young LLP. In fulfilling its responsibilities for the financial statements for fiscal year 2016, the Audit and Compliance Committee took the following actions:

  •
  Reviewed and discussed the audited financial statements for the fiscal year ended 2016 with management and Ernst & Young LLP, our independent registered public accounting firm;

  •
  Discussed with Ernst & Young LLP the matters required to be discussed by PCAOB Auditing Standard No.16, Communications with Audit Committees; and

  •
  Received written disclosures and the letter from Ernst & Young LLP regarding its communications with the Audit and Compliance Committee concerning independence as required by Rule 3526 of the PCAOB (Communications with Audit Committees Concerning Independence). The Audit and Compliance Committee further discussed Ernst & Young's independence with Ernst & Young LLP. The Audit and Compliance Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

        Based on the Audit and Compliance Committee's review of the audited financial statements, discussions with management and Ernst & Young LLP and written disclosures and the letter from Ernst & Young LLP regarding its communications with the Audit and Compliance Committee concerning independence as required by applicable requirements of the Public Company Accounting Oversight Board, the Audit and Compliance Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as amended, for filing with the SEC.

Members of the Amicus Therapeutics, Inc.
Audit and Compliance Committee

Glenn P. Sblendorio, Chair
Robert Essner
Michael G. Raab

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the above report shall not be deemed to be "soliciting material" or "filed" with the SEC and shall not be deemed to be incorporated by reference into any such filing.

 PROPOSAL NO. 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

        We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC's rules. This proposal, which is commonly referred to as "say-on-pay," is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act. Section 14A of the Exchange Act also requires that stockholders have the opportunity to cast an advisory vote with respect to whether future executive compensation advisory votes will be held every one, two or three years. In accordance with the results of this advisory vote at the 2014 Annual Meeting, the Company's Board determined that the Company will hold an advisory vote on the compensation of the Company's named executive officers every year.

        Our executive compensation program for our executive officers is designed to attract, motivate, and retain individuals of superior ability and managerial talent who can successfully perform and succeed in our environment. Our named executive officers are rewarded for the achievement of our near-term and longer-term financial and strategic goals and for driving corporate performance. This program contains elements of cash and equity-based compensation designed to align the interests of our executives with those of our stockholders as well as increase the incentive to achieve key strategic and financial performance measures by linking compensation opportunities and actual compensation earned through our pay-for-performance compensation program to the achievement of corporate goals. We also make equity grants designed to align our named executive officers' compensation to the long-term performance of Amicus in addition to creating an ownership culture that helps unify the interests of our executives and stockholders. The Company generally targets aggregate total direct compensation for the named executive officers as a group to approximately the 50th percentile of our peer group in setting our executive compensation programs. Our Board and the Compensation Committee regularly review the compensation programs for our named executive officers and undertake a comprehensive annual review to ensure that our compensation policies and programs align with current market practices and the interests of our stockholders.

        The "Compensation Discussion and Analysis" section of this proxy statement describes in detail our executive compensation program and the decisions made by the Compensation Committee with respect to the fiscal year ended December 31, 2016.

        In 2016, the Company made significant progress towards the goal of becoming a leading orphan and rare disease company with global commercial operations and a diversified product pipeline. The Company received EU approval for its first commercial product, Galafold, initiated commercial launch and pricing and reimbursement activities in Europe, continued the build out of an international commercial organization to support the commercial launch of Galafold, acquired MiaMed—an early-stage rare disease company with a potential first-in-class therapy for CDKL, advanced ATB200/AT2221 for Pompe disease to a Phase 1/2 clinical trial, and strengthened the balance sheet with the completion of a $100 million At the Market offering and a $250 million convertible debt financing, while carefully managing expenses. These actions have provided us with more than 18 months of cash runway at the beginning of 2017. We believe that our compensation plan appropriately rewards our executive officers for the progress achieved in 2016 and the performance against our corporate goals, and aligns their long term incentives with shareholders.

        Our Board is therefore asking stockholders to approve, on an advisory basis, the following resolution:

  "RESOLVED, that the compensation paid to the named executive officers of Amicus Therapeutics, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved."

        As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by us or our Board (or any committee thereof), create or imply any change to our fiduciary duties or those of our Board (or any committee thereof), or create or imply any additional fiduciary duties for us or our Board (or any committee thereof). However, our Compensation Committee and Board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

 PROPOSAL NO. 4—ADVISORY VOTE ON THE FREQUENCY OF FUTURE EXECUTIVE COMPENSATION ADVISORY VOTES

        In Proposal 3, we are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers. In this Proposal 4, we are asking our stockholders to cast a non-binding advisory vote regarding the frequency of future executive compensation advisory votes. Stockholders may vote for a frequency of every one, two, or three years, or may abstain. A frequency vote similar to this will occur at least once every six years.

        After careful consideration of the frequency alternatives, the Board believes that conducting a non-binding advisory vote on executive compensation every one year (annually) is appropriate for us and our stockholders at this time. The Board believes that an annual executive compensation advisory vote will facilitate more direct stockholder input about executive compensation. An annual executive compensation advisory vote is also consistent with our policy of reviewing our compensation program annually. Therefore, we believe an annual vote would be the best governance practice for us at this time.

        Accordingly, we are asking our stockholders to approve, on an advisory basis, the following resolution in respect of this Proposal 4:

  "RESOLVED, that the stockholders be requested to recommend, in a non-binding vote, whether a non-binding stockholder vote to approve the compensation of the Company's named executive officers should occur every one, two or three years."

        While the Board believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of the Company's executive officer compensation practices should be held every year, every other year or every three years. The option among those choices that receives the highest number of votes from the holders of shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be deemed to be the frequency preferred by the stockholders.

        The Board and the Compensation Committee value the opinions of the stockholders in this matter, and the Board intends to hold say-on-pay votes in the future in accordance with the alternative that receives the most stockholder support, even if that alternative does not receive the support of a majority of the shares present and entitled to vote.

OTHER MATTERS

        The Board knows of no other business which will be presented to the 2017 Annual Meeting. If any other business is properly brought before the 2017 Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the individuals named as proxies on the proxy card.

 STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

        If you wish to submit a proposal to be considered for inclusion in next year's proxy materials or nominate a director, your proposal must be in proper form according to SEC Regulation 14A, Rule 14a-8 and received by the Secretary of the Company no later than December 29, 2017. Proposals received after that date will not be included in the proxy materials we send out in connection with the 2018 Annual Meeting of Stockholders. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. To be timely in accordance with our Restated By-laws, stockholder notice of any such proposal must be received by us not earlier than November 29, 2017 and not later than December 29, 2017; provided, however, that in the event that the date of the 2018 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary date of the 2017 Annual Meeting of Stockholders, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 90th day prior to such 2018 Annual Meeting of Stockholders and not later than the close of business on the later of the 60th day prior to such 2017 Annual Meeting of Stockholders or the 10th day following the day on which we make a public announcement of the date of the 2018 Annual Meeting of Stockholders. All stockholder proposals should be marked for the attention of General Counsel and Corporate Secretary, c/o Amicus Therapeutics, Inc., 1 Cedar Brook Drive, Cranbury, New Jersey 08512.

        Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as amended (other than the exhibits thereto), filed with the SEC, which provides additional information about us, is available on the Internet at www.amicusrx.com and is available in paper form to beneficial owners of our Common Stock without charge upon written request to Secretary, c/o Amicus Therapeutics, Inc., 1 Cedar Brook Drive, Cranbury, New Jersey 08512.

DELIVERY OF PROXY MATERIALS

        Some banks, brokers, and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this Proxy Statement, the Notice of 2017 Annual Meeting of Stockholders and our Annual Report to Stockholders may have been sent to multiple stockholders in your household. Householding is designed to reduce duplicate mailings and save significant printing and postage costs. If you receive a household mailing this year and would like to receive additional copies of this Proxy Statement, the Notice of 2017 Annual Meeting of Stockholders and our Annual Report to Stockholders, please call us at (609) 662-2000 or send a written request to General Counsel and Corporate Secretary, c/o Amicus Therapeutics, Inc., 1 Cedar Brook Drive, Cranbury, New Jersey 08512. If you want to receive separate copies of our Proxy Statement, Notice of our Annual Meeting of Stockholders and our Annual Report to Stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

- 1 AMICUS THERAPEUTICS, INC. 1 Cedar Brook Drive Cranbury, NJ 08512 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of Amicus Therapeutics, Inc. hereby appoints Bradley L. Campbell and Ellen Rosenberg as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Amicus Therapeutics, Inc. held of record by the undersigned on April 17, 2017, and which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the offices of Amicus Therapeutics, Inc., located at 1 Cedar Brook Drive, Cranbury, New Jersey, 08512 on June 13, 2017, or any adjournment or postponement thereof. This proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of Amicus Therapeutics, Inc. prior to the meeting or by filing with the Secretary of Amicus Therapeutics, Inc. prior to the meeting a later-dated proxy. Should the undersigned be present and want to vote in person at the Annual Meeting, or at any postponement or adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of Amicus Therapeutics, Inc. on a form provided at the Annual Meeting. The undersigned hereby acknowledges receipt of a notice of Annual Meeting of Stockholders of Amicus Therapeutics, Inc. called for June 13, 2017 and the Proxy Statement for the Annual Meeting, each dated April 28, 2017, prior to the signing of this proxy. (Continued and to be signed on the reverse side) 14475 1.1 COMMENTS:

ANNUAL MEETING OF STOCKHOLDERS OF Amicus Therapeutics, Inc. June 13, 2017 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Proxy Card are available at http://www.astproxyportal.com/ast/15417/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20230304000000000000 6 061317 3. Approve, on an advisory basis, the Company’s executive changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” PROPOSALS 2 AND 3, AND FOR “ONE YEAR” ON PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Directors: NOMINEES: FOR ALL NOMINEESO Ted W. Love, M.D. O Robert Essner WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 FOR AGAINST ABSTAIN compensation 1 year 2 years 3 years ABSTAIN 4. Approve, on an advisory basis, the frequency of the vote on executive compensation To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate:

ANNUAL MEETING OF STOCKHOLDERS OF Amicus Therapeutics, Inc. June 13, 2017 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20230304000000000000 6 061317 3. Approve, on an advisory basis, the Company’s executive changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” PROPOSALS 2 AND 3, AND FOR “ONE YEAR” ON PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Directors: NOMINEES: FOR ALL NOMINEESO Ted W. Love, M.D. O Robert Essner WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 FOR AGAINST ABSTAIN compensation 1 year 2 years 3 years ABSTAIN 4. Approve, on an advisory basis, the frequency of the vote on executive compensation To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate: NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/15417/ COMPANY NUMBER ACCOUNT NUMBER PROXY VOTING INSTRUCTIONS

QuickLinks

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION ABOUT THE ANNUAL MEETING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MANAGEMENT
COMPENSATION DISCUSSION AND ANALYSIS—2016
Summary Compensation Table
COMPENSATION COMMITTEE REPORT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
POLICIES AND PROCEDURES FOR RELATED PARTY TRANSACTIONS
CODE OF CONDUCT AND ETHICS
PROPOSAL NO. 1—ELECTION OF DIRECTORS
PROPOSAL NO. 2—INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF AUDIT AND COMPLIANCE COMMITTEE
PROPOSAL NO. 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL NO. 4—ADVISORY VOTE ON THE FREQUENCY OF FUTURE EXECUTIVE COMPENSATION ADVISORY VOTES
OTHER MATTERS
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR
DELIVERY OF PROXY MATERIALS